As filed with the Securities and Exchange Commission on June 11, 2008
                                                    Registration No. 333-_______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CAVIT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

           Florida                                2834                           03-0586935
(State or Other Jurisdiction of       (Primary Standard Industrial           (I.R.S. Employer
 Incorporation or Organization)        Classification Code Number)         Identification Number)

                       1600 South Dixie Highway, Suite 500
                            Boca Raton, Florida 33432
                                 (561) 544-6988
          (Address and telephone number of principal executive offices and principal place of business)

               Colm J. King, President and Chief Executive Officer
                       1600 South Dixie Highway, Suite 500
                            Boca Raton, Florida 33432
                                 (561) 544-6988
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               David E. Wise, Esq.
                                 Attorney at Law
                            8794 Rolling Acres Trail,
                          Fair Oaks Ranch, Texas 78015
                                 (830) 981-8165

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
          Title of Each                                   Proposed       Proposed
            Class of                                      Maximum         Maximum
           Securities                                     Offering       Aggregate       Amount of
             to be                    Amount to be        Price Per      Offering      Registration
           Registered                  Registered         Share(1)         Price           Fee
---------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (2)      2,500,000            $ .15       $  375,000        $ 14.74
Common Stock, $0.01 par value (3)        250,000            $ .40       $  100,000        $  3.93
Common Stock, $.01 par value  (4)        250,000            $ .60       $  150,000        $  5.89
Common Stock, $.01 par value  (5)        250,000            $ .80       $  200,000        $  7.86
Common Stock, $.01 par value  (6)        350,000            $1.00       $  350,000        $ 13.76
Common Stock, $.01 par value  (7)        350,000            $1.25       $  437,500        $ 17.19
Common Stock, $.01 par value  (8)        350,000            $1.50       $  525,000        $ 20.63
Common Stock, $.01 par value  (9)        350,000            $1.75       $  612,500        $ 24.07
Common Stock, $.01 par value  (10)       313,334            $ .55       $  172,334        $  6.77
Common Stock, $.01 par value  (11)       500,000            $2.00       $1,000,000        $ 39.30
Common Stock, $.01 par value  (12)       350,000            $3.00       $1,050,000        $ 41.27
---------------------------------------------------------------------------------------------------

Totals                                 5,813,334                        $4,972,334        $195.41
===================================================================================================

(1) This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee. The actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.
(2) Represents shares of common stock offered for resale by shareholders of record beginning when this Registration Statement becomes effective.
(3) Represents shares of common stock underlying Class A warrants exercisable into shares of the Registrant's common stock at an exercise price of $.40 per share, expiring July 11, 2008.
(4) Represents shares of common stock underlying Class B warrants exercisable into shares of the Registrant's common stock at an exercise price of $.60 per share, expiring October 11, 2008.
(5) Represents shares of common stock underlying Class C warrants exercisable into shares of the Registrant's common stock at an exercise price of $.80 per share, expiring January 11, 2009.
(6) Represents shares of common stock underlying Class D warrants exercisable into shares of the Registrant's common stock at an exercise price of $1.00 per share, expiring April 11, 2009.
(7) Represents shares of common stock underlying Class E warrants exercisable into shares of the Registrant's common stock at an exercise price of $1.25 per share, expiring July 11, 2009.
(8) Represents shares of common stock underlying Class F warrants exercisable into shares of the Registrant's common stock at an exercise price of $1.50 per share, expiring October 11, 2009.
(9) Represents shares of common stock underlying Class G warrants exercisable into shares of the Registrant's common stock at an exercise price of $1.75 per share, expiring January 11, 2010.
(10) Represents shares of common stock underlying Class H warrants exercisable into shares of the Registrant's common stock at an exercise price of $.55 per share, expiring October 26, 2012.
(11) Represents shares of common stock underlying Class I warrants exercisable into shares of the Registrant's common stock at an exercise price of $2.00 per share, expiring January 11, 2011.
(12) Represents shares of common stock underlying Class J warrants exercisable into shares of the Registrant's common stock at an exercise price of $3.00 per share, expiring January 11, 2012.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED JUNE 6, 2008

                                   PROSPECTUS

                              CAVIT SCIENCES, INC.

                        2,500,000 Shares of Common Stock

                               3,313,334 Shares of
                        Common Stock Underlying Warrants

     This prospectus relates to the offer and sale, from time to time, of up to 5,813,334 shares of our common stock ("Common Stock") of Cavit Sciences, Inc., a Florida corporation ("Cavit"), held by or issuable to the selling shareholders listed beginning on page 38 of this prospectus ("Selling Shareholders"). The Common Stock being offered by the Selling Shareholders are currently issued and outstanding or issuable upon exercise of outstanding warrants ("Warrants"). See "Selling Shareholders."

     We are not selling any Common Stock in this offering. We will not receive any proceeds from the sale of the shares covered by this prospectus, but we will receive amounts from the holders of the Warrants upon their exercise. All of the proceeds from the sale of the Common Stock by the Selling Shareholders will be for the respective accounts of the Selling Shareholders. All costs associated with this registration will be borne by us. References in this prospectus to the "Company," "Cavit Sciences," "we," "our" or "us" refer to Cavit Sciences, Inc.

     The Selling Shareholders are offering for sale from time to time shares of Common Stock at prices established on the Over-the-Counter Bulletin Board during the term of this offering, or as otherwise described in "Plan of Distribution." Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "CVIT.OB." On June 6, 2008, the last reported sale of price of our common stock was $.15. This price will fluctuate based on the demand for the shares of our common stock.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO READ THE "RISK FACTORS" BEGINNING ON PAGE 6.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 June __, 2008.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission for a continuous offering. Under this prospectus, the selling shareholders may, from time to time, sell or otherwise dispose of their shares of Cavit Sciences, Inc. common stock described in this prospectus, or interests therein, in one or more transactions. This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified and any statement so modified will be deemed to constitute a part of this prospectus.

     The registration statement containing this prospectus, including the exhibits to the registration statement, provide additional information about us and the Common Stock covered by this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information" later in this prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THIS OFFERING                                                            1
PROSPECTUS SUMMARY                                                             1
RISK FACTORS                                                                   6
FORWARD LOOKING STATEMENTS                                                    18
DESCRIPTION OF BUSINESS                                                       19
DESCRIPTION OF PROPERTY                                                       23
DIRECTORS AND EXECUTIVE OFFICERS                                              23
EXECUTIVE COMPENSATION                                                        26
SUMMARY COMPENSATION TABLE                                                    27
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS      28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                29
DESCRIPTION OF SECURITIES                                                     31
MARKET PRICE OF OUR COMMON EQUITY                                             33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS                                                                34
SELLING SHAREHOLDERS                                                          38
PLAN OF DISTRIBUTION                                                          40
LEGAL MATTERS                                                                 44
EXPERTS                                                                       44
UNAUDITED INTERIM STATEMENTS                                                  44
TRANSFER AGENT                                                                44
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITES          45
FINANCIAL STATEMENTS                                                          45
WHERE YOU CAN FIND MORE INFORMATION                                           45
INDEX TO FINANCIAL STATEMENTS                                                F-1

                               ABOUT THIS OFFERING

     This prospectus relates to the resale of up to 5,813,334 shares of common stock, of which 3,313,334 are issuable upon the exercise of outstanding Warrants owned by certain selling shareholders identified in this prospectus. All of the shares, when sold, will be sold by the selling shareholders. The selling shareholders may sell their shares of our common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. However, we would receive proceeds upon the exercise of the Warrants held by the selling shareholders.

Common Stock Offered                          5,813,334 shares

Common Stock Outstanding at May 31, 2008      19,553,960 shares

Use of Proceeds                               We will  not  receive  any of the
                                              proceeds  from  the  sale  of the
                                              shares     by     the     selling
                                              shareholders,  but would  receive
                                              proceeds if certain  common stock
                                              purchase  warrants are  exercised
                                              by the selling shareholders.

OTC Bulletin Board Ticker Symbol              CVIT.OB

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE DETAILED
INFORMATION CONTAINED UNDER THE HEADING "RISK FACTORS," THE CONSOLIDATED FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES TO THOSE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED OR REQUIRED BY THE CONTEXT, (I) "CAVIT SCIENCES," "CAVIT," "COMPANY," "WE," "US" AND "OUR" REFER TO CAVIT SCIENCES, INC., A FLORIDA CORPORATION, AND ITS SUBSIDIARIES AND PREDECESSORS; (II) "COMMON STOCK" AND "COMMON STOCK" REFER TO OUR $.01 PAR VALUE, COMMON STOCK, AND (III) "WARRANTS" AND "WARRANTS" REFER TO THE WARRANTS TO PURCHASE COMMON STOCK ISSUED TO INVESTORS IN CONNECTION WITH CERTAIN FINANCING TRANSACTIONS.

                              CAVIT SCIENCES, INC.

OUR BUSINESS

     On April 12, 2006, we were incorporated under the laws of the State of Florida and became a subsidiary of Hard to Treat Diseases, Inc. ("Hard to Treat"). We chose the name Cavit Sciences, Inc. based on "Cavit" as an acronym for cancer and viral infection treatment.

     Cavit is a biotechnology company that has developed three unique dietary and nutritional supplement lines with products that enhance, improve, maintain and support the body by beneficially affecting various conditions. We sometimes refer to our dietary and nutritional supplement lines in this prospectus as "supplements" or "supplement lines."

     In addition, we are engaged in developing treatments and prevention of cancers and viral infections, opportunistic infections, related diseases and the immune system. Our strategy is to develop and commercialize intellectual property rights to treat, prevent and inhibit several major diseases and to market these rights to major drug companies.

     We currently own twelve patent applications and intend to acquire additional ones. One of our applications is a U.S. utility patent application relating to compositions and methods for inhibition of viral infections and therapeutic treatment of diseases or disorders caused by viral infections. Our second application is a Patent Cooperation Treaty or PCT utility patent application relating to compositions and methods for inhibition of viral infections and therapeutic treatment of diseases or disorders caused by viral infections. Our third application is a U.S. provisional patent application relating to compositions and methods for inhibition of cancers and therapeutic treatment of diseases or disorders caused by cancers. Patent Application Nos. 4-10 are the result of an additional PCT Utility Application and National Phase filings in various countries. Patent Application Nos. 11 and 12 are the result of adding nineteen additional compounds for various treatments to our previous applications through the filing of Continuation-In-Part applications.

     We acquired the initial intellectual property rights for our first three patent applications from Hard to Treat Diseases on May 31, 2006 in exchange for 8,475,000 shares of our common stock. During 2006, we were assigned a portion of the patent application rights entitled "Methods and Compositions of Treatment of Viral Infections" for $30,000. The subsequent nine patent applications were filed by Cavit as a result of our research and testing.

     Cancers, viral infections and related diseases destroy the lives of millions of people each year. Drug companies are spending millions of dollars on research and testing in order to bring new drugs to market. Current treatments are normally expensive, painful and do not always promote better health.

     In addition to the treatment of cancer and viral infections, our patent applications claim the treatment of numerous additional diseases. These substances act to increase the strength of the immune system by warding off, inhibiting and treating diseases.

     We acquired a food supplement line in February 2007. As a result of agreements entered into with Daycon Investors Associates, Inc., Americare Nutritional Division ("Daycon") and Dr. Jospeh P. D'Angelo ("D'Angelo"), we acquired a supplement line. During January 2008, we acquired recipes from these parties for prostate and cardiovascular supplements. During May 2008, we terminated the agreements with Daycon and D'Angelo as a result of their material breaches of the agreements, including (1) their inability to provide us with the required representations and warranties; (2) their inability to provide us with credible documentation regarding the research and testing of products purchased;
(3) their inability to warrant the formulation ingredients and efficacy of products purchased; (4) their inability to provide adequate warehouse space; and
(5) D'Angelo's breach of confidentiality covenants.

     During 2008, we formulated our own supplement products with the assistance of our formulation chemist and associates. The core products in our supplement lines will enhance and improve the prostate, maintain and support the cardiovascular system, and beneficially affect arthritis and osteoporosis. Our current supplement formulas are the result of decades of research and testing conducted by medical doctors, biologists, scientists, researchers and nutritionists whose work contributed to the development of our formulas. Our formulas are the result of the research and testing of the most effective ingredients and nutrients that support and supplement each other at the optimum dosage of each ingredient. We intend to manufacture, market, distribute and commercialize a range of supplements to act as powerful antioxidants and immune enhancers which have beneficial effects upon many serious diseases.

     Our first supplement line is AMERICARE HEALTH PRODUCTS(TM) ("AMERICARE") and is comprised of price driven supplements to be initially marketed in South America and Central America.

     Our second supplement line is MD Solution(TM). This premium supplement line has been formulated to target specific conditions.

     In May 2008, we acquired a third supplement line focused on home diagnostic test kits and related formulas to target better health. This third supplement line is called Alternecare Health Products(TM) ("Alternecare").

     Cavit's operations are conducted from its new corporate headquarters in Boca Raton, Florida. Certain operations are outsourced to third parties in order to keep operating costs streamlined and to reduce capital expenditures.

     The food supplement lines are an ideal match with our drug development process. In addition to creating a full range biotech company, the supplement lines will create a steady stream of cash flow as we negotiate with drug companies regarding our drug division rights.

     Cavit's immediate focus is the production and marketing of its supplement products in order to generate revenue.

HISTORY OF INTELLECTUAL PROPERTY RIGHTS

     During 2004, Hard to Treat began to internally develop the intellectual property rights that were acquired by Cavit on May 31, 2006, as part of the operations of Hard to Treat's biotechnology division.

     During 2004, Hard to Treat conducted the research and development that was the foundation for the first patent application filed by Hard to Treat in December 2004. As a result of additional research and development conducted during 2005, Hard to Treat filed two additional patent applications in December 2005. Cavit was incorporated on April 12, 2006 and acquired these intellectual property rights from Hard to Treat on May 31, 2006. In July 2006, Cavit acquired all other outstanding rights to these intellectual property rights from a third party.

     During 2007, we filed an additional PCT Utility patent application, six National Phase applications, and two Continuation-In-Part applications. Our intellectual property rights currently consist of twelve patent applications and various trademarks.

LICENSES, PATENTS AND PROPRIETARY RIGHTS

     We believe that proprietary protection of our technologies will be critical to the development of our business. We intend to protect our proprietary intellectual property through patents, trademarks and other appropriate means. We rely upon trade secret protection for certain types of confidential and proprietary information and take active measures to control access to that information. We currently have non-disclosure agreements with all of our employees and consultants.

RESEARCH COLLABORATIONS

     We anticipate entering into collaborative research agreements with academic and research institutions. We will use these agreements to enhance our research capabilities. In our industry, these agreements typically provide the industry partner with rights to license the intellectual property created through the collaboration. We may also enter into collaborative research agreements with other pharmaceutical companies if necessary to support the development and commercialization of our technology.

COMMERCIALIZATION THROUGH THIRD PARTIES

     We may grant sublicenses for certain applications of our technologies. Sublicensing certain rights in our technology to pharmaceutical companies and other third parties help us to efficiently develop some applications of our technologies.

COMPETITION

     The development of dietary and nutritional supplements, along with the development of therapeutic cancer and viral infection products for human disease is intensely competitive. Many supplement companies currently offer a wide range of products. Major pharmaceutical companies currently offer a number of pharmaceutical products to treat cancers, infectious diseases and other diseases for which our technologies may be applicable. Many pharmaceutical and biotechnology companies are investigating new drugs and therapeutic approaches for the same purposes, which may achieve new efficacy profiles, extend the therapeutic window for these products, alter the prognosis of these diseases or prevent their onset. We believe our products, when and if successfully developed, will compete with these products on the basis of improved and extended efficacy and safety and their overall economic benefit to the health care system. We expect intense competition. Our most significant competitors will be fully integrated pharmaceutical companies, established biotechnology companies and supplement companies. Smaller companies may also be significant competitors, particularly through collaborative arrangements with large pharmaceutical, biotechnology or supplement companies. Many of our competitors have significant products in development that could compete with our potential products. The market for our food supplement lines is also quite intense. Many of our competitors have more money and expertise than we have.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS

     Our common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("1934 Act"). As a result of such registration, we are subject to Regulation 14A of the "1934 Act," which regulates proxy solicitations. Section 14(a) requires all companies with securities registered pursuant to Section 12(g) thereof to comply with the rules and regulations of the Securities and Exchange Commission ("Commission") regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our shareholders at a special or annual meeting thereof or pursuant to a written consent will require the us to provide our shareholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the Commission at least 10 days prior to the date that definitive copies of this information are forwarded to stockholders.

     We are also required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Commission on a regular basis, and will be required to disclose certain events in a timely manner (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business) in a Current Report on Form 8-K.

     Our research and development activities and the future manufacturing and marketing of our potential products will be subject to regulation for safety and efficacy by a number of governmental authorities in the United States and other countries.

     In the United States, pharmaceuticals, biological and medical devices are subject to Food and Drug Administration regulation. The Federal Food, Drug and Cosmetic Act, as amended, and the Public Health Service Act, as amended, the regulations promulgated thereunder, and other Federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, export, record keeping, approval, marketing, advertising and promotion of our potential products. Product development and approval within this regulatory framework take several years, cost a lot of money and involve significant uncertainty.

     We are also subject to regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other present and potential future foreign, Federal, state and local regulations.

EMPLOYEES

     As of May 31, 2008, we had two full time employees, Mr. Colm King, who is our President and Chief Executive Officer, and Susan King, who is our Accountant and Administrator. We believe that our relations with our employees are good.
Our employees are not represented by a union or covered by a collective bargaining agreement. We believe Mr. King is best suited to oversee the operations of Company during the next several months due to his intimate knowledge of our biotechnology business. From November 1, 2006 to January 18, 2008, Mr. Julio De Leon served as the Company's Chief Financial Officer on an independent contractor basis. As of January 21, 2008, Mr. Matthew J. Cohen became the Chief Financial Officer on an independent contractor basis. As of November 11, 2007, Miles Benzler became the Marketing Director on an independent contractor basis. We will actively recruit and hire a new chief operating officer and additional technical and/or support employees when funds become available. We intend to fill these posts with individuals having pharmaceutical, dietary and nutritional supplement and/or biotechnology experience and expertise.

CORPORATE INFORMATION

     Our principal executive and administrative offices are located at 1600 South Dixie Highway, Suite 500, Boca Raton, Florida 33432. Our telephone number is (561) 544-6988. Additional information can be found on our web site at www.cavitsciences.com.

LEGAL PROCEEDINGS

     We are not the subject of any pending legal proceedings to the knowledge of management, nor is there any presently contemplated against us by any federal, state, or local government agency.

     During May 2008, we terminated agreements with Daycon and D'Angelo as a result of their material breaches of the agreements, including (1) their inability to provide us with the required representations and warranties; (2) their inability to provide us with credible documentation regarding the research and testing of products purchased; (3) their inability to warrant the formulation ingredients and efficacy of products purchased; (4) their inability to provide adequate warehouse space; and (5) D'Angelo's breach of confidentiality covenants. We may pursue litigation against Daycon and D'Angelo as a result of their breaches of contracts. Our termination of the above agreements may result in a legal action against us. However, we will vigorously defend any legal action that may be brought against us.

     Further, to the knowledge of management, no director or executive officer is a party to any action in which his interest is adverse to us.

RISK FACTORS

     Although we are optimistic about the potential of our business, we have never made a profit. Although we intend to exert efforts to make profits in the future, there is no assurance that we will ever do so as our business is subject to a number of risk factors, including risks normally associated with a small company with limited operating history in the biotechnology and neutraceutical business.

     We have limited resources and expect to raise funds through the issuance of additional equity or debt, but we may not be able to do so on terms that we would find acceptable due to market conditions, including the market's interest in biotechnology and neutraceutical investments.

     The share price of our common stock is volatile, the trading volume in our common stock is limited and an investment in our common stock may be illiquid. Certain individuals and entities own or control relatively large blocks of our common stock, the disposal of which could have material adverse impacts on the market price of common stock.

     A broader discussion of some of the potential risks associated with investment in our company is included in the "RISK FACTORS" section of this prospectus.

                                  RISK FACTORS

     THE FOLLOWING ARE CERTAIN RISK FACTORS RELATED TO OUR BUSINESS. AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. OUR BUSINESS AND RESULTS OF OPERATIONS COULD BE SERIOUSLY HARMED BY ANY OF THE FOLLOWING RISKS. THE FOLLOWING INFORMATION IS A SUMMARY ONLY OF CERTAIN RISK FACTORS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND MUST BE READ IN CONJUNCTION WITH, THE DETAILED INFORMATION ELSEWHERE IN THIS PROSPECTUS.

RISKS RELATED TO OUR BUSINESS

1. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     The Independent Auditor's Report to our audited financial statements for the period ended December 31, 2007, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such doubts identified in the report include the fact that we currently have no source of revenue and we need to obtain adequate financing. If we are not able to continue as a going concern, it is likely that investors will lose all or a part of their investment.

2.   WE ARE SERIOUSLY UNDERCAPITALIZED AND HAVE LIMITED LIQUIDITY.

     Historically, we have financed our operations primarily from the sale of our equity securities. As of May 31, 2008, we had cash of approximately $144,000. Our current burn rate is approximately $32,000 per month excluding capital expenditures. As a result of expected financing, we believe we have sufficient working capital to fund operations through the end of calendar 2008. Thereafter, we will need to raise additional capital to fund our working capital needs. We do not have any material commitments from investors or any credit facilities available with financial institutions or any other third parties. Therefore, it is expected that we will need to enter into agreements with investors or engage in best efforts sales of our securities to raise needed working capital. There is no assurance that we will be successful in any funding effort. The failure to raise such funds will necessitate the curtailment of operations and delay of the start of any additional testing.

3.   WE DO NOT HAVE AN INDEPENDENT AUDIT OR COMPENSATION COMMITTEE.

     Our audit and compensation committees are made up of members of our board of directors and are, therefore, not considered independent. The absence of an independent audit and compensation committee could lead to conflicts of interest between committee members and our officers and directors, which could work as a detriment to our shareholders.

4. WE ARE A DEVELOPMENT STAGE COMPANY AND WE HAVE NO SIGNIFICANT OPERATING HISTORY.

     We are a development stage company that has not had prior operations. See "Management's Plan of Operations - Patent Acquisition Information" and "Description of Business - History of Intellectual Property Rights" for a more detailed discussion of prior operations. Our plans and businesses are "proposed" and "intended," but we may not be able to successfully implement them. Our primary business purposes are to collaborate with and market our intellectual property rights to major drug companies and to commercialize premium supplements. As of the date of this prospectus, we have twelve patent applications and three developed supplement lines. However, the FDA has not approved any of our drugs for sale in the United States, none of our drugs have been approved for sale by any foreign country, our supplements are being manufactured and sales of our supplements have commenced in the second calendar quarter of this year. In addition, we have not earned revenues and have incurred losses since our incorporation in April 2006. We currently lack sufficient capital to generate revenue or operate our business in a profitable manner. As a development stage company, our prospects are subject to all of the risks, expenses, and uncertainties frequently encountered by companies in the supplement, drug development and pharmaceutical business. In addition, we are subject to all of the risks, uncertainties, expenses, delays, problems, and difficulties typically encountered in the establishment of a new business. We expect that unanticipated expenses, problems, and technical difficulties will occur and that they will result in material delays in the development of our products. We may not obtain sufficient capital or achieve a significant level of operations and, even if we do, we may not be able to conduct such operations on a profitable basis.

5. IF WE DO NOT SUCCESSFULLY COMMERCIALIZE OUR PRODUCTS, WE MAY NEVER ACHIEVE PROFITABILITY.

     We have never commercially introduced a product. Our drug related research and development programs are at an early stage. Potential drug candidates are subject to inherent risks of failure. These risks include the possibilities that no drug candidate will be found safe or effective, meet applicable regulatory standards or receive necessary regulatory clearances. Even safe and effective drug candidates may never be developed into commercially successful drugs. If we are unable to develop safe, commercially viable supplements or drugs, we may never achieve profitability and if we become profitable, we may not remain profitable.

6. AS A RESULT OF OUR INTENSELY COMPETITIVE INDUSTRY, WE MAY NOT GAIN ENOUGH MARKET SHARES TO BE PROFITABLE.

     The biotechnology, pharmaceutical and food supplement industries are intensely competitive. We have numerous competitors in the United States and elsewhere. Because we are pursuing potentially large markets, our competitors include major, multinational pharmaceutical and chemical companies, specialized biotechnology firms, supplement companies, universities and other research institutions. Several of these competitors have already successfully marketed and commercialized products that will compete with our products, assuming that our products gain regulatory approval.

     Most of our competitors have greater financial resources, larger research and development staffs and more effective marketing and manufacturing organizations than we do. In addition, academic and government institutions have become increasingly aware of the commercial value of their research findings. These institutions are now more likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to develop and market commercial products.

     Our competitors may succeed in developing or licensing technologies and drugs that are more effective or less costly than Cavit's potential drug products that we are developing. Our competitors may succeed in obtaining FDA or other regulatory approvals for drug candidates before we do. If competing drug candidates prove to be more effective or less costly than our drug candidates, our drug candidates, even if approved for sale, may not be able to compete successfully with our competitors' existing products or new products we may develop. If we are unable to compete successfully, we will not be able to sell enough products at a price sufficient to permit us to generate profits.

7. EXISTING PRICING REGULATIONS AND REIMBURSEMENT LIMITATIONS MAY REDUCE OUR POTENTIAL PROFITS FROM THE SALE OF OUR PRODUCTS.

     The requirements governing product licensing, pricing and reimbursement vary widely from country to country. Some countries require approval of the sale price of a supplement or drug before it can be marketed. In many countries, the pricing review period begins after product-licensing approval is granted. As a result, we may obtain regulatory approval for a supplement or a drug candidate in a particular country, but then be subject to price regulations that reduce our profits from the sale of the product. In some foreign markets, pricing of supplements and prescription pharmaceuticals are subject to continuing government control even after initial marketing approval. In addition, certain governments may grant third parties a license to manufacture our product without our permission. Such compulsory licenses typically would be on terms that are less favorable to us and would have the effect of reducing our revenues.

     Varying price regulation between countries can lead to inconsistent prices and some re-selling by third parties of products from markets where products are sold at lower prices to markets where those products are sold at higher prices. This practice of exploiting price differences between countries could undermine our sales in markets with higher prices and reduce the sales of our future products, if any. The decline in the size of the markets in which we may in the future sell commercial products could cause the perceived market value of our business and the price of our common stock to decline. Our ability to commercialize our products successfully also will depend in part on the extent to which reimbursement for the cost of our products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third-party payers are increasingly challenging the prices charged for medical products and services. If we succeed in bringing any of our potential products to the market, such products may not be considered cost effective and reimbursement may not be available or sufficient to allow us to sell such products on a profitable or competitive basis.

8. OUR ABILITY TO ACHIEVE ANY SIGNIFICANT REVENUE WILL DEPEND ON OUR ABILITY TO ESTABLISH EFFECTIVE SALES AND MARKETING CAPABILITIES.

     Our efforts to date have focused on the development and evaluation of our supplement and drug candidates. As we conduct additional research regarding our supplements and clinical studies to prepare for commercialization of our drug candidates, we may need to build a sales and marketing infrastructure. As a company, our consultants contribute the experience in the sales and marketing of supplement and pharmaceutical products. If we fail to establish a sufficient marketing and sales force or to make alternative arrangements to have our products marketed and sold by others on attractive terms, it will impair our ability to commercialize our supplement and drug candidates and to enter new or existing markets. Our inability to effectively enter these markets would materially and adversely affect our ability to generate significant revenues.

9.   WE DEPEND HEAVILY ON MANAGEMENT TEAM AND CONSULTANTS.

     Our business strategy and success is dependent on the skills and knowledge of our management team and consultants. Our operations will also be dependent on the efforts, ability and experience of key members of our prospective management staff. We also operate with a small number of advisors and consultants and, therefore, have little backup capability for their activities. The loss of services of one or more members of our management team or the loss of one or more of our advisors could weaken significantly our management expertise and our ability to efficiently run our business. We do not maintain key man life insurance policies on any of our officers, although we intend to obtain such insurance policies in the future.

10. WE MAY FACE PRODUCT LIABILITY CLAIMS RELATED TO THE USE OR MISUSE OF OUR PRODUCTS, WHICH MAY CAUSE US TO INCUR SIGNIFICANT LOSSES.

     We may be exposed to the risk of product liability claims due to our supplement products or due to the administration of our drug candidates in our clinical trials, since the use or misuse of our drug candidates during a clinical trial could potentially result in injury or death. If we are able to commercialize our products, we will also be subject to the risk of losses in the future due to product liability claims in the event that the use or misuse of our commercial products results in injury or death. We currently do not maintain liability insurance. In the event we choose to purchase liability insurance, we cannot predict the magnitude or the number of claims that may be brought against us in the future. Accordingly, we do not know what coverage limits would be adequate. In addition, insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. Any claims against us, regardless of their merit, could substantially increase our costs and cause us to incur significant losses.

11. THE MARKETABILITY AND PROFITABILITY OF OUR PRODUCTS IS SUBJECT TO UNKNOWN ECONOMIC CONDITIONS.

     The marketability and profitability of our products may be adversely affected by local, regional, national and international economic conditions beyond our control and/or the control of our management. Favorable changes may not necessarily enhance the marketability or profitability of the products. Even under the most favorable marketing conditions, there is no guarantee that our products can be sold or, if sold, that such sale will be made upon favorable prices and terms.

12. OUR ABILITY TO ANTICIPATE AND RESPOND TO MARKET TRENDS AND CHANGES IN CONSUMER PREFERENCES COULD AFFECT OUR FINANCIAL RESULTS.

     Our success depends on our ability to anticipate, gauge and react in a timely and effective manner to changes in consumer spending patterns and preferences for beauty and related products. We must continually work to develop, produce and market new products, develop, maintain and enhance the recognition of our brands, achieve a favorable mix of products and refine our approach as to how, where and at what price points we market and sell our products and services. While we will devote considerable effort and resources to shape, analyze and respond to consumer preferences, consumer spending patterns and preferences cannot be predicted with certainty and can change rapidly. If we are unable to anticipate and respond to trends in the market for beauty and related products and changing consumer demands, our financial results will suffer.

13. A GENERAL ECONOMIC DOWNTURN OR SUDDEN DISRUPTION IN BUSINESS CONDITIONS MAY AFFECT CONSUMER PURCHASES OF DISCRETIONARY ITEMS, INCLUDING OUR PRODUCTS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

     Consumer spending is generally affected by a number of factors including general economic conditions, inflation, interest rates, tax rates, gasoline and other energy costs and consumer confidence, generally, all of which are beyond our control. Currently, a lot of economic indicators suggest rising energy costs, higher inflation, dwindling consumer confidence, possibly higher taxes in the event any one of the Democratic presidential candidates is elected to office and we seem to be entering a recessionary economic period. Consumer purchases of discretionary items tend to decline during recessionary periods when disposable income is lower and may impact sales of our products. In addition, sudden disruptions in business conditions as a result of a terrorist attack similar to the events of September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation, war, adverse weather conditions or other natural disasters, such as Hurricane Katrina, pandemic situations or large scale power outages can have a short or, sometimes, long-term impact on consumer spending. A downturn in the economies in which we sell our products or a sudden disruption of business conditions in those economies could adversely affect our business.

14.  OUR SUCCESS DEPENDS, IN PART, ON THE QUALITY AND SAFETY OF OUR PRODUCTS.

     Our success depends, in part, on the quality and safety of our products. If our products are found to be defective or unsafe, or if they otherwise fail to meet our customers' and distributors' standards, our relationship with our customers and distributors could suffer, we could need to recall some of our products, our reputation could be diminished and we could lose market share and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

15. IF WE FAIL TO PROTECT OUR PROPRIETARY TECHNOLOGY, THEN OUR COMPETITIVE POSITION WILL BE IMPAIRED.

     We have obtained and are in the process of obtaining United States and foreign patent applications and trademarks for our products. Our success will depend in part on our ability to obtain additional United States and foreign patent protection for our drug candidates and processes, preserve our trade secrets and operate without infringing the proprietary rights of others. We place considerable importance on obtaining patent protection for significant new technologies, products and processes. Legal standards relating to the validity of trademarks and patents covering pharmaceutical and biotechnology inventions and the scope of claims made under such patents are still developing. In some of the countries in which we intend to market our products, pharmaceuticals are either not patentable or have only recently become patentable. Past enforcement of intellectual property rights in many of these countries has been limited or non-existent. Future enforcement of patents and proprietary rights in many other countries may be problematic or unpredictable. Moreover, the issuance of a patent in one country does not assure the issuance of a similar patent in another country. Claim interpretation and infringement laws vary by nation, so the extent of any patent protection is uncertain and may vary in different jurisdictions. Our domestic patent position is also highly uncertain and involves complex legal and factual questions. The applicant or inventors of subject matter covered by patent applications or patents owned by us may not have been the first to invent or the first to file patent applications for such inventions. Due to uncertainties regarding patent law and the circumstances surrounding our patent applications, the pending or future patent applications we own may not result in the issuance of any patents. Existing or future patents owned by us may be challenged, infringed upon, invalidated, found to be unenforceable or circumvented by others. Further, any rights we may have under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes.

16. LITIGATION OR OTHER DISPUTES REGARDING PATENTS AND OTHER PROPRIETARY RIGHTS MAY BE EXPENSIVE, CAUSE DELAYS IN BRINGING PRODUCTS TO MARKET AND HARM OUR ABILITY TO OPERATE.

     The manufacture, use, marketing or sale of our supplement and drug candidates may infringe on the patent or trademark rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, or fail to successfully defend an infringement action or have the patents we are alleged to infringe declared invalid, we may:

     *    incur substantial money damages;
     * encounter significant delays in bringing our drug candidates to market;
     * be precluded from participating in the manufacture, use or sale of our drug candidates or methods of treatment without first obtaining licenses to do so; and/or
     * not be able to obtain any required license on favorable terms, if at all.

     In addition, if another party claims the same subject matter or subject matter overlapping with the subject matter that we have claimed in a United States patent application or patent, we may decide or be required to participate in interference proceedings in the United States Patent and Trademark Office in order to determine the priority of invention. Loss of such an interference proceeding would deprive us of patent protection sought or previously obtained and could prevent us from commercializing our products. Participation in such proceedings could result in substantial costs, whether or not the eventual outcome is favorable. These additional costs could adversely affect our financial results.

17. CONFIDENTIALITY AGREEMENTS WITH EMPLOYEES AND OTHERS MAY NOT ADEQUATELY PREVENT DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION.

     In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

RISKS RELATED TO OUR INDUSTRY

18. OUR OPERATIONS ARE SUBJECT TO GOVERNMENTAL REGULATIONS ASSOCIATED WITH OUR INDUSTRY, THE OPERATION AND ENFORCEMENT OF WHICH MAY RESTRICT OUR ABILITY TO CARRY ON OUR BUSINESS.

     Various federal, state and local agencies have adopted regulations that affect the discharge of materials into the environment or which otherwise relate to the protection of the environment. We do not believe that such regulations will have a material effect on our operations, our capital expenditures, our earnings or our competitive position. However, we cannot predict the effect of future environmental legislation or regulations on our business.

19. WE MUST OBTAIN GOVERNMENT REGULATORY APPROVAL FOR OUR PRODUCTS BEFORE WE CAN SELL THEM AND GENERATE REVENUES.

     Part of our development efforts are currently centered around research and development of drugs for treatment of cancer and viral infections. However, all drug candidates require FDA and foreign government approvals before they can be commercialized in the U.S. or in foreign countries. These regulations change from time to time and new regulations may be adopted. None of our drug candidates has been approved for commercial sale. We will incur significant operating losses over the next few years as we fund development, clinical testing and other expenses while seeking regulatory approval for our potential drug candidate products. While limited clinical trials of our drug candidates have been conducted to date, significant additional trials are required and we may not be able to demonstrate that these drug candidates are safe or effective. If we are unable to demonstrate the safety and effectiveness of a particular drug candidate to the satisfaction of regulatory authorities, the drug candidate will not obtain required government approval. If we do not receive FDA or foreign approvals for our drug products, we will not be able to sell our drug products and will not generate revenues. If we receive regulatory approval of a drug product, such approval may impose limitations on the indicated uses for which we may market the drug, further limiting our ability to generate significant revenues.

20.  OUR  PRODUCTS  IN  DEVELOPMENT  WILL  BE  SUBJECT  TO  REIMBURSEMENT   FROM
     GOVERNMENT AGENCIES AND OTHER THIRD PARTIES. PHARMACEUTICAL PRICING AND REIMBURSEMENT PRESSURES MAY REDUCE PROFITABILITY.

     Successful commercialization of our drug products depends, in part, on the availability of governmental and third party payer reimbursement for the cost of such products and related treatments. Government health administration authorities, private health insurers and other organizations generally provide reimbursement. Government authorities and third-party payers increasingly are challenging the price of medical products and services, particularly for innovative new products and therapies. This has resulted in lower average sales prices. Our business may be adversely affected by an increase in U.S. or international pricing pressures. These pressures can arise from rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general. New legislation has been proposed at the federal and state levels that would effect major changes in the U.S. health care system, either nationally or at the state level. These proposals have included prescription drug benefit proposals for Medicare beneficiaries recently passed by Congress. Additionally, some states have enacted health care reform legislation. Further federal and state developments are possible. Our results of operations could be adversely affected by future health care reforms. In Europe, the success of our products will also depend largely on obtaining and maintaining government reimbursement because in many European countries, including the United Kingdom and France, patients are reluctant to pay for prescription drugs out of their own pocket. We also expect that the success of our products in development, particularly in Europe, will depend on the ability to obtain reimbursement. Even if reimbursement is available, reimbursement policies may adversely affect our ability to sell our products on a profitable basis.

     Delays in the conduct or completion of our preclinical or clinical studies or the analysis of the data from our preclinical or clinical studies may result in delays in our planned filings for regulatory approvals or adversely affect our ability to enter into collaborative arrangements.

     * We may encounter problems with some or all of our completed or ongoing studies that may cause us or regulatory authorities to delay or suspend our ongoing studies or delay the analysis of data from our completed or ongoing studies.
     * We rely, in part, on third parties to assist us in managing and monitoring our preclinical and clinical studies. Our reliance on these third parties may result in delays in completing or failure to complete studies if third parties fail to perform their obligations to us.

21. RESULTS OF CLINICAL TRIALS FOR OUR DRUG PRODUCTS ARE UNCERTAIN AND MAY NOT SUPPORT CONTINUED DEVELOPMENT OF A PRODUCT PIPELINE, WHICH WOULD ADVERSELY AFFECT OUR PROSPECTS FOR FUTURE REVENUE GROWTH.

     We are required to demonstrate the safety and effectiveness of products we develop in each intended use through extensive preclinical studies and clinical trials. The results from preclinical and early clinical studies do not always accurately predict results in later, large-scale clinical trials. Even successfully completed large-scale clinical trials may not result in marketable products. A number of companies in our industry have suffered setbacks in advanced clinical trials despite promising results in earlier trials. If any of our products under development fail to achieve their primary endpoint in clinical trials or if safety issues arise, commercialization of that drug candidate could be delayed or halted.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

22. WE ARE SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 WHICH REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT.

     We are required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm must review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because of factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our future operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our Common Stock could drop significantly.

     Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8889 on February 1, 2008, we will be required, beginning with our fiscal year ending December 31, 2009, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ended December 31, 2009. Furthermore, in the following fiscal year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

     We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent financial fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our Common Shares, if a market develops, could drop significantly.

23. HAVING ONLY TWO DIRECTORS LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR PRESIDENT.

     Having only two directors, one of whom is our President, limits our ability to establish effective independent corporate governance procedures and increases the control of our president. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.

     Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our President's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

24. TRADING IN OUR SECURITIES COULD BE SUBJECT TO EXTREME PRICE FLUCTUATIONS THAT COULD ADVERSELY AFFECT YOUR INVESTMENT.

     The market prices for securities of small companies have been highly volatile, especially recently. Publicized events and announcements may have a significant impact on the market price of our common stock.

     In addition, the stock market from time to time experiences extreme price and volume fluctuations that particularly affect the market prices for small companies, such as ours, and which are often unrelated to the operating performance of the affected companies.

25. SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

     We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the 25,446,040 authorized, but unissued, shares of our common stock. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value and that dilution may be material.

26. OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY, WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFITS OF OFFICERS AND/OR DIRECTORS.

     Our articles of incorporation and applicable Florida law provide for the indemnification of our directors, officers, employees, and agents under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefor, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

     We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result is us receiving negative publicity, either of which factors is likely to materially reduce the market price for our shares, if such a market ever develops.

27. OUR COMMON STOCK IS CONSIDERED TO BE A "PENNY STOCK" AND, AS SUCH, THE MARKET FOR OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK REGULATIONS AND RESTRICTIONS PERTAINING TO LOW PRICED STOCKS THAT WILL CREATE A LACK OF LIQUIDITY AND MAKE TRADING DIFFICULT.

     Our common stock is currently subject to certain "penny stock" rules promulgated by the SEC. The trading of our securities occurs in the over-the-counter market which is commonly referred to as the OTCBB, as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

     Rule 3a51-1 of the Securities Exchange At of 1934 establishes the definition of a "penny stock," for the purposes relevant to us, as an equity security that has a minimum bid price of less the $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

     For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

     * the basis on which the broker or dealer made the suitability determination, and
     * that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about he risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities in quantities and at prices they like.

28. THE MARKET FOR PENNY STOCKS HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES THAT COULD ADVERSELY IMPACT INVESTORS IN OUR STOCK.

     Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

     * Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
     * Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     * "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     * Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
     * Wholesale dumping of the same securities by promoters and broker-dealer after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

29. OUR BOARD OF DIRECTORS HAS THE AUTHORITY, WITHOUT SHAREHOLDER APPROVAL, TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY NOT BE BENEFICIAL TO COMMON SHAREHOLDERS AND WITH THE ABILITY TO AFFECT ADVERSELY SHAREHOLDER VOTING POWER AND PERPETUATE THEIR CONTROL OVER US.

     Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our shareholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further shareholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividend payments are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

30. ALL 5,813,334 SHARES OF OUR COMMON STOCK BEING REGISTERED IN THIS OFFERING MAY BE SOLD BY SELLING SHAREHOLDERS SUBSEQUENT TO THE EFFECTIVENESS OF OUR REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART. A SIGNIFICANT VOLUME OF SALES OF THESE SHARES OVER A SHORT OR CONCENTRATED PERIOD OF TIME IS LIKELY TO DEPRESS THE MARKET FOR AND PRICE OF OUR SHARES IN ANY MARKET THAT MAY DEVELOP.

     All 5,813,334 shares of our common stock held by six (6) shareholders that are being registered in this offering may be sold subsequent to the date of this prospectus, either at once or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also "Selling Shareholders" and "Plan of Distribution" elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

31. BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR SHAREHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

     The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted all of these measures.

     Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

     We intend to comply with all corporate governance measures relating to director independence, as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of the board committees required to provide for our effective management as a result of Sarbanes-Oxley. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these rules.

32. TRADING IN OUR SECURITIES COULD BE SUBJECT TO EXTREME PRICE FLUCTUATIONS THAT COULD ADVERSELY AFFECT YOUR INVESTMENT.

     The market prices for securities of supplement and biotechnology companies, particularly those that are not profitable, have been highly volatile, especially recently. Publicized events and announcements may have a significant impact on the market price of our common stock. For example, any of the following may have the effect of temporarily or permanently driving down the price of our common stock:

     *    Biological or medical discoveries by competitors;
     *    Public concern about the safety of our drug candidates;
     *    Delays in the conduct or analysis of our clinical trials;
     *    Unfavorable results from clinical trials;
     * Unfavorable developments concerning patents or other proprietary rights; or
     *    Unfavorable domestic or foreign regulatory developments;

     In addition, the stock market from time to time experiences extreme price and volume fluctuations which particularly affect the market prices for emerging and life sciences companies, such as ours, and which are often unrelated to the operating performance of the affected companies.

     The Independent Auditor's Report to our audited financial statements for the period ended December 31, 2007, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such doubts identified in the report include the fact that we currently have no source of revenue and we need to obtain adequate financing. If we are not able to continue as a going concern, it is likely that investors will lose all or a part of their investment.

33.  WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

     We will use any earnings generated from our operations to finance our business and will not pay any cash dividends to our shareholders in the foreseeable future.

34.  RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus, generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus, generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will, in fact, occur.

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH HEREIN, AN INVESTMENT IN OUR SECURITIES IN ANY MARKET THAT MAY DEVELOP IN THE FUTURE INVOLVES A HIGH DEGREE OF RISK.

                           FORWARD LOOKING STATEMENTS

     This prospectus contains forward looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Cavit or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward looking statements.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward looking statements after the date of this prospectus to confirm our prior statements to actual results.

     Further, this prospectus contains forward looking statements that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any research, product development and clinical programs, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities. Our actual results may vary materially from those contained in such forward-looking statements because of risks to which we are subject, such as lack of available funding, competition from third parties, intellectual property rights of third parties, regulatory constraints, litigation and other risks to which we are subject.

                             DESCRIPTION OF BUSINESS

OVERVIEW

     On April 12, 2006, we were incorporated under the laws of the State of Florida and became a subsidiary of Hard to Treat Diseases, Inc. ("Hard to Treat"). We chose the name Cavit Sciences, Inc. based on "Cavit" as an acronym for cancer and viral infection treatment.

     We are a biotechnology company that has developed three unique dietary and nutritional supplement lines with products that enhance, improve, maintain and support the body by beneficially affecting various conditions. We have trademarked the names of the three supplement lines and certain of our supplement product names.

     In addition, we are engaged in developing treatments and prevention of cancers, viral infections, opportunistic infections, related diseases and the immune system. Our strategy is to develop and commercialize intellectual property rights to treat, prevent and inhibit several major diseases and to market these rights to major drug companies.

     We currently own twelve patent applications and intend to acquire additional ones. One of our applications is a U.S. utility patent application relating to compositions and methods for inhibition of viral infections and therapeutic treatment of diseases or disorders caused by viral infections. Our second application is a Patent Cooperation Treaty or PCT utility patent application relating to compositions and methods for inhibition of viral infections and therapeutic treatment of diseases or disorders caused by viral infections. Our third application is a U.S. provisional patent application relating to compositions and methods for inhibition of cancers and therapeutic treatment of diseases or disorders caused by cancers. Patent Application Nos. 4-10 are the result of an additional PCT Utility Application and National Phase filings in various countries. Patent Application Nos. 11 and 12 are the result of adding nineteen additional compounds for various treatments to our previous applications through the filing of Continuation-In-Part applications.

     We acquired these intellectual property rights for our first three patent applications from Hard to Treat Diseases on May 31, 2006 in exchange for 8,475,000 shares of our common stock. During 2006, we were assigned a portion of the patent application rights entitled "Methods and Compositions of Treatment of Viral Infections" for $30,000. The subsequent nine patent applications were filed by us as a result of our research and testing.

     Cancers, viral infections and related diseases destroy the lives of millions of people each year. Drug companies are spending millions of dollars on research and testing in order to bring new drugs to market. Current treatments are normally expensive, painful and do not always promote better health.

     In addition to the treatment of cancer and viral infections, our patent applications claim the treatment of numerous additional diseases. These substances act to increase the strength of the immune system by warding off, inhibiting and treating diseases.

     We acquired a food supplement line during February 2007. As a result of agreements entered into with Daycon and D'Angelo, we acquired a supplement line. During January 2008, we acquired recipes from these parties for prostate and cardiovascular supplements. During May 2008, we terminated the agreements with Daycon and D'Angelo as a result of their material breaches of the agreements, including (1) their inability to provide us with the required representations and warranties; (2) their inability to provide us with credible documentation regarding the research and testing of products purchased; (3) their inability to warrant the formulation ingredients and efficacy of products purchased; (4) their inability to provide adequate warehouse space; and (5) D'Angelo's breach of confidentiality covenants.

     During 2008, we formulated our own supplement products with the assistance of our formulation chemist and associates. The core products in our supplement lines will enhance and improve the prostate, maintain and support the cardiovascular system and beneficially affect arthritis and osteoporosis. Our current supplement formulas are the result of decades of research and testing conducted by medical doctors, biologists, scientists, researchers and nutritionists whose work contributed to the development of our formulas. Our formulas are the result of the research and testing of the most effective ingredients and nutrients that support and supplement each other at the optimum dosage of each ingredient. Cavit intends to manufacture, market, distribute and commercialize a range of supplements to act as powerful antioxidants and immune enhancers which have beneficial effects upon many serious diseases.

     Cavit's   first   supplement   line  is   AMERICARE   HEALTH   PRODUCTS(TM)
("AMERICARE"). Our Americare line consists of price driven supplements to be initially marketed in South America and Central America.

     Cavit's second supplement line is MD Solution(TM). This premium supplement line has been formulated to target specific conditions and consists of the following products:

     1.  Dr. MainWell(TM):       Core maintenance (male and female)
     2.  Dr. HeartWell(TM):      Cardiovascular maintenance
     3.  Dr. PlumbWell(TM):      Prostate maintenance
     4.  Dr. ImmuneWell(TM):     Immune system maintenance
     5.  Dr. DigestWell(TM):     Digestive system maintenance
     6.  Dr. MemoryWell(TM):     Brain maintenance
     7.  Dr. BoneWell(TM):       Bone maintenance
     8.  Dr. JointWell(TM):      Joint maintenance
     9.  Dr. MirrorWell(TM):     Healthy aging maintenance (male and female)
     10. Dr. PauseWell(TM):      Menopause maintenance
     11. Dr. ShapeWell(TM):      Diet maintenance (male and female)
     12. Dr. SugarWell(TM):      Blood sugar maintenance

     During May 2008, we acquired a third supplement line focused on home diagnostic test kits and related formulas to target better health. The name of our third supplement line is Alternecare Health Products(TM) ("Alternecare"). Alternecare is an innovator and leader in combining rapid home diagnostics with therapeutic nutraceutical based solutions, has penetrated the retail market in the US and has initiated the process to establish itself in the e-commerce marketplace. We acquired Alternecare's inventory, customer lists, existing relationships, trademark and website.

     Most importantly, Cavit acquired the consulting services of Ismael Gonzalez, Alternecare's President. Mr. Gonzalez has over 15 years of management experience in the natural products industry. He has held business development roles with top companies ranging from manufacturing to distribution. His business development expertise will be instrumental in Cavit's future.

     The leading product in our Alternecare line is the Choless Rx Cholesterol Nutritional Kit, which includes an easy to use FDA cleared and approved Cholesterol Home Test Kit with results in 15 minutes plus Choless Rx Formula with four main ingredients for a healthy heart. Some of Alternecare's other products include:

     1)   Alterne-Cal Rx;
     2)   Arthro-Herbal Rx;
     3)   Immune Rx;
     4)   Metabolic Rx;
     5)   Acetyl L-Carnitine and
     6)   Multi-Care Rx.

     Cavit's operations are conducted from its new corporate headquarters in Boca Raton, Florida. Certain operations are outsourced to third parties in order to keep operating costs streamlined and to reduce capital expenditures. The lease at our former facility in Miami, Florida was terminated due to the landlord's inability to provide us with the required amount of space.

     The food supplement lines are an ideal match with our drug development process. In addition to creating a full range biotech company, the supplement lines will create a steady stream of cash flow as we negotiate with drug companies regarding our drug division rights.

HISTORY OF INTELLECTUAL PROPERTY RIGHTS

     During 2004, Hard to Treat began to internally develop the intellectual property rights that were acquired by Cavit on May 31, 2006, as part of the operations of Hard to Treat's biotechnology division.

     During 2004, Hard to Treat conducted the research and development that was the foundation for the first patent application filed by Hard to Treat in December 2004. As a result of additional research and development conducted during 2005, Hard to Treat filed two additional patent applications in December 2005. Cavit was incorporated on April 12, 2006 and acquired these intellectual property rights from Hard to Treat on May 31, 2006. In July 2006, Cavit acquired all other outstanding rights to these intellectual property rights from a third party.

     During 2007, we filed an additional PCT Utility patent application, six National Phase applications, and two Continuation-In-Part applications.

     Our intellectual property rights currently consist of twelve patent applications relating to our drug division and numerous trademarked product lines and product names relating to our supplement division.

LICENSES, PATENTS AND PROPRIETARY RIGHTS

     We believe that proprietary protection of our technologies will be critical to the development of our business. We intend to protect our proprietary intellectual property through patents, trademarks and other appropriate means. We rely upon trade secret protection for certain types of confidential and proprietary information and take active measures to control access to that information. We currently have non-disclosure agreements with all of our employees and consultants.

RESEARCH COLLABORATIONS

     We anticipate entering into collaborative research agreements with academic and research institutions. We will use these agreements to enhance our research capabilities. In our industry, these agreements typically provide the industry partner with rights to license the intellectual property created through the collaboration. We may also enter into collaborative research agreements with other pharmaceutical companies if necessary to support the development and commercialization of our technology.

COMMERCIALIZATION THROUGH THIRD PARTIES

     We may grant sublicenses for certain applications of our technologies. Sublicensing certain rights in our technology to pharmaceutical companies and other third parties help us to efficiently develop some applications of our technologies.

COMPETITION

     The development of dietary and nutritional supplements, along with the development of therapeutic cancer and viral infection products for human disease is intensely competitive. Many supplement companies currently offer a wide range of products. Major pharmaceutical companies currently offer a number of pharmaceutical products to treat cancers, infectious diseases and other diseases for which our technologies may be applicable. Many pharmaceutical and biotechnology companies are investigating new drugs and therapeutic approaches for the same purposes, which may achieve new efficacy profiles, extend the therapeutic window for these products, alter the prognosis of these diseases or prevent their onset. We believe our products, when and if successfully developed, will compete with these products on the basis of improved and extended efficacy and safety and their overall economic benefit to the health care system. We expect intense competition. Our most significant competitors will be fully integrated pharmaceutical companies and established biotechnology companies. Smaller companies may also be significant competitors, particularly through collaborative arrangements with large pharmaceutical or biotechnology companies. Many of our competitors have significant products in development that could compete with our potential products. The market for our food supplement lines is also quite intense. Many of our competitors have more money and expertise than we have.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS

     Our common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("1934 Act"). As a result of such registration, we are subject to Regulation 14A of the "1934 Act," which regulates proxy solicitations. Section 14(a) requires all companies with securities registered pursuant to Section 12(g) thereof to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the Commission at least 10 days prior to the date that definitive copies of this information are forwarded to stockholders.

     We are also required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities and Exchange Commission on a regular basis, and will be required to disclose certain events in a timely manner (e.g. changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business) in a Current Report on Form 8-K.

     Our research and development activities and the future manufacturing and marketing of our potential products are, and will be, subject to regulation for safety and efficacy by a number of governmental authorities in the United States and other countries.

     In the United States, pharmaceuticals, biological and medical devices are subject to Food and Drug Administration regulation. The Federal Food, Drug and Cosmetic Act, as amended, and the Public Health Service Act, as amended, the regulations promulgated thereunder, and other Federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, export, record keeping, approval, marketing, advertising and promotion of our potential products. Product development and approval within this regulatory framework take several years, cost a lot of money and involve significant uncertainty.

     We are also subject to regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other present and potential future foreign, Federal, state and local regulations.

EMPLOYEES

     As of May 31, 2008, we had two full time employees, Mr. Colm King, who is our President and Chief Executive Officer, and Susan King, who is our Accountant and Administrator. We believe that our relations with our employees are good.
Our employees are not represented by a union or covered by a collective bargaining agreement. We believe Mr. King is best suited to oversee the operations of Company during the next several months due to his intimate knowledge of our biotechnology business. From November 1, 2006 to January 18, 2008, Mr. Julio De Leon served as the Company's Chief Financial Officer on an independent contractor basis. As of January 21, 2008 Mr. Matthew J. Cohen became the Chief Financial Officer on an independent contractor basis. As of November 11, 2007, Miles Benzler became the Marketing Director on an independent contractor basis. We will actively recruit and hire a new chief operating officer and additional technical and/or support employees when funds become available. We intend to fill these posts with individuals having pharmaceutical, dietary and nutritional supplement and/or biotechnology experience and expertise.

                             DESCRIPTION OF PROPERTY

     Commencing on May 9, 2008, we relocated our principal executive and administrative offices to 1600 South Dixie Highway, Suite 500, Boca Raton Florida, 33432. Our telephone number is (561) 544-6988. We are currently leasing approximately 500 square feet at this location at a monthly rental of $800. Our current lease is on a monthly basis. In addition, we are leasing warehouse space at a separate location in Boca Raton, Florida at a monthly rental of approximately $120.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Our executive officers are elected by the board of directors and serve at the discretion of the board, subject to employment and/or consulting agreements. See "Executive Compensation." All of the current directors serve until the next annual shareholders' meeting or until their successors have been duly elected and qualified. The following table sets forth certain information regarding our current directors and executive officers:

Name                  Age               Position                Director Since
----                  ---               --------                --------------
Colm J. King          50       President, Chief Executive       April 12, 2006
                               Officer and Director

Raymond S. Bazley     45       Director                         June 30, 2006

Matthew J. Cohen      50       Chief Financial Officer          N/A

     Certain biographical information of our directors and officers is set forth below.

     COLM J. KING. Mr. King is also the President and Chief Executive Officer of Hard to Treat Diseases, Inc, having been elected to those offices on October 30, 2003. From January 2003 until October 2003, Mr. King worked for Berkovits, Lago & Company, LLP, a public accounting and consulting firm, where he provided audit compliance and consulting services for that firm's publicly held clients. During March 2002 through November 2002, Mr. King served as the Controller and Chief Financial Officer for Peregrine Industries, Inc. (a manufacturer of swimming pool heaters) where he managed accounting, prepared SEC filings and other financial reporting. From November 2000 until March 2002, Mr. King served as the Controller and Chief Financial Officer for NetGain Development, Inc. (an internet development company) where he managed accounting and prepared SEC filings. He received a B.S. in Business Administration from St. Thomas Acquinas College and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

     MATTHEW J. COHEN. Mr. Cohen is the Chief Financial Officer and Chief Operating Officer of Cavit. Mr. Cohen has been an officer and director of PrimEdge (PEDI.PK) since September 20, 2006. Since January 17, 2005, he also has been the Chief Executive Officer and Chief Financial Officer of Genio Group, Inc. (GNOI.OB) and since August 1, 2004, a member of its Board of Directors. Prior to these engagements, Mr. Cohen has served as the Chief Financial Officer for several companies across a variety of industries. From May 2004 to May 2005, he was the Chief Financial Officer of Sea Aerosupport, Inc. From February 2003 to February 2004, Mr. Cohen was Chief Financial Officer of Mark Fore & Strike Holdings, Inc., an apparel retailer. From July 2002 until February 2003, he served as Chief Financial Officer for Life Imaging Corporation, a provider of diagnostic services. From September 1999 until June 2002, Mr. Cohen was Chief Financial Officer for Interactive Technologies.com, (INTR.PK), a benefit and services company, where he continues today as a member of its Board of Directors. Mr. Cohen specializes in the development of financial and operational infrastructure and corporate recovery work. Some of his responsibilities have included the implementation and interfacing of information systems indigenous to the service business. In addition, he also manages all treasury functions, human resource management, payroll and management reporting. Mr. Cohen has a B.B.A. degree in Accounting from New Paltz State University, New York.

     RAYMOND S. BAZLEY. Mr. Bazley is a self-employed, successful businessman. Mr. Bazley has owned and operated Bazley's LLC, in its Feed, Tack, Pet and Vet Stores from 1989 to 2005. Mr. Bazley is also the Chief Executive, Financial and Operating Officer of RayMels LLC, a bar and restaurant. Mr. Bazley also serves as a consultant to Hard to Treat. Mr. Bazley is also real estate investor.

COMMITTEES OF THE BOARD OF DIRECTORS

     We currently have an audit committee and a compensation committee. However, neither committee is independent.

     AUDIT COMMITTEE. The Audit Committee of the Board currently consists of two members of our board of directors; Messrs. Bazley and King. The audit committee selects, on behalf of our board of directors, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent auditors their independence, reviews and discusses the audited financial statements with the independent auditors and management and recommends to our board of directors whether the audited financials should be included in our annual reports to be filed with the SEC.

     COMPENSATION COMMITTEE. The Compensation Committee consists of the entire board of directors. The Compensation Committee will review and must approve the annual salary and other compensation of our executive officers and compensation to our directors.

COMPENSATION OF DIRECTORS

     During 2007, we issued 263,395 restricted shares of our common stock to the directors who served on our board of directors.

     During 2006, each of our five directors was issued 100,000 restricted shares of our common stock in consideration of their service on our board of directors. These shares were issued for services as Directors from April 12, 2006, to December 31, 2006.

     There are no arrangements or understandings between any of the directors or executive officers, or any other person or person pursuant to which they were selected as directors and/or officers.

DIRECTORSHIPS

     None of our Directors or persons nominated or chosen to become Directors hold any other directorship in any company with a class of securities registered pursuant to Section 12 of the 1934 Act or subject to the requirements of Section 15(d) of such Act or any other company registered as an investment company under the Investment Company Act of 1940.

SIGNIFICANT EMPLOYEES

     No other significant employees exist.

FAMILY RELATIONSHIPS

     The only family relationship between or among our officers and directors is between Susan King and Colm J. King. Susan King, the wife of Colm J. King, our President and Chief Executive Officer, entered into an employment agreement with Cavit pursuant to which she serves as Accountant and Administrator. Ms. King's employment agreement commenced on November 1, 2007 and runs for one year. Ms. King's salary is $60,000 per year. Ms. King has not received a cash salary since the commencement of her agreement. Her salary is being accrued and will be paid when funds are available.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     During the past five years, no present director, executive officer or person nominated to become a director or an executive officer of Cavit:

     (1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3)  was  subject  to any  order,  judgment  or  decree,  not  subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

          (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii) Engaging in any type of business practice; or

          (iii)Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

     (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph
          (3) (i), above, or to be associated with persons engaged in any such activity; or

     (5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

CODE OF ETHICS

     On June 28, 2006, we adopted a Code of Ethics applicable to our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and any other persons performing similar functions. The Code of Ethics was designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. The Code of Ethics is posted on our website at http://www. cavitsciences.com. The Code of Ethics will be provided free of charge by us to interested parties upon request. Requests should be made in writing and directed to the Cavit at the following address: 1600 South Dixie Highway, Suite 500, Boca Raton, Florida 33432.

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation paid and accrued by Cavit for services rendered during the periods indicated. We had two executive officers during 2006 and 2007.

                       SUMMARY COMPENSATION TABLE


                                                                  Non-Equity      Nonqualified
 Name and                                                         Incentive         Deferred
 Principal                                 Stock       Option        Plan         Compensation     All Other
 Position    Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Total($)
 --------    ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  --------
Colm J.      2007   $192,000     $  0     $14,500       $  0          $  0             $  0        $ 12,000        $218,500
King         2006   $120,000     $  0     $19,000       $  0          $  0             $  0        $  3,000        $142,000
President
and CEO

Julio        2007   $ 30,000     $  0     $     0       $  0          $  0             $  0        $ 12,000        $ 42,000
De Leon      2006   $ 15,000     $  0     $     0       $  0          $  0             $  0        $  3,000        $ 33,000
CFO

     During the year ended December 31, 2007, $192,000 in salary was accrued for Mr. Colm King, of which $95,557 was paid. Half of Mr. De Leon's salary of $60,000 for the year 2007 was paid in restricted common stock, the balance was accrued. Mr. De Leon and Mr. King received $12,000 worth of common stock each for service as a Director during 2007.

     Mr. King also received 50,000 shares of restricted common stock valued at $.29 in accordance with his contract.

     During the year ended December 31, 2006, $120,000 in salary was accrued for Mr. Colm King, of which $30,000 was paid. Mr. De Leon's salary was paid in restricted common stock. Mr. De Leon and Mr. King received $3,000 worth of common stock each for service as a Director during 2006.

EMPLOYMENT CONTRACTS

     We entered into an employment agreement with our President and Chief Executive Officer, Colm J. King, as of May 1, 2006. The agreement covers a three year term and provides for his annual cash compensation to be $180,000. The agreement provides for salary increases of 10% on the first and second anniversaries of the agreement, unless Cavit has no pre-tax consolidated net income, in which case there will be no salary increase. Mr. King will also be entitled to an annual incentive bonus equal to 5% of Cavit's pre-tax consolidated net income. Mr. King will also participate in Cavit's other employee benefits, as well. In addition, Mr. King will receive 50,000 shares of restricted common stock at the beginning of each contract year. This agreement may be terminated by Cavit with or without cause.

     On November 11, 2007, we entered into a one year employment agreement with Susan King to act as Accountant and Administrator, which provides for an annual compensation of $60,000. As of June 6, 2008, all compensation has been accrued.

OTHER COMPENSATORY CONTRACTS

     On May 28, 2008, we entered into a six month agreement with Ismael Gonzalez relating to the business development of our supplement lines in exchange for compensation of $2,000 per month.

     On January 21, 2008, our Board of Directors elected Matthew J. Cohen to the office of Chief Financial Officer. We entered into a one year agreement with Mr. Cohen on January 21, 2008, providing for monthly compensation of $5,000.

     As of January 18, 2008, Julio De Leon's agreement to act as CFO was terminated and as of March 4, 2008, Mr. De Leon resigned from the Board of Directors.

     On November 11, 2007, we entered into a one year agreement with Miles Benzler to act as Marketing and Operations Manager, providing for monthly compensation of $5,000.

     On December 1, 2006, our Board of Directors elected Julio De Leon to the office of Chief Financial Officer. Mr. De Leon had been a member of our Board of Directors since May 1, 2006. Cavit and Mr. De Leon entered into a one year agreement dated December 1, 2006 (effective November 1, 2006), pursuant to which Mr. De Leon would devote 30% of his time to perform his duties as our Chief Financial Officer in exchange for $60,000 in annual compensation.

STOCK OPTIONS

        As a result of various notes payable that were converted into company stock, we issued stock options for 2,500,000 shares of common stock with a three year term, convertible at (1) 80% of the average price for the five trading days prior to the date of exercise or (2) 80% of the price that shares are sold by us in any private placement memorandum within the three year period.

OPTION/SAR GRANTS TABLE

     There were no stock options/SARS granted under our stock option plans to executive officers and directors during fiscal 2006 or 2007.

AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     There were no exercises of stock options/SAR by executive officers during fiscal 2006 or 2007.

LONG-TERM INCENTIVE PLAN AWARDS

     There were no long-term incentive plan awards made during fiscal 2006 or 2007.

COMPENSATION OF DIRECTORS

     During 2007, our directors have been issued a total of 263,395 restricted shares of our common stock in consideration of their service on our board of directors. Any future director compensation will be determined by our compensation committee.

REPRICING OPTIONS

     During the fiscal years ended December 31, 2007 and 2006, and through May 31, 2008, we did not reprice any stock options.

    TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

     Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors.

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
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To our knowledge, the following table sets forth, as of May 31, 2008, information regarding the ownership of our common stock by:

     *    Persons who own more than 5% of our common stock
     *    each of our directors and each of our executive officers; and
     *    all directors and executive officers as a group.

     Each person has sole voting and investment power with respect to the shares shown, except as otherwise noted.

                                                       Amount and Nature
      Name and Address                              of Beneficial Ownership
     of Beneficial Owner                            Number (1)      Percent
     -------------------                            ----------      -------

     Colm J. King                                   2,329,861         11.9%
     President and Director
     1600 South Dixie Highway, Suite 500
     Boca Raton, Florida 33432

     Raymond Bazley                                 1,750,753 (2)      8.9%
     Director
     1600 South Dixie Highway, Suite 500
     Boca Raton, Florida 33432

     Christopher Brown                              2,823,802 (3)     14.4%
     16902 Harbor Master Cove
     Cornelius, North Carolina   28031

     Julio De Leon                                  1,281,550          6.6%
     510 NW 159th Street
     Pembroke Pines, Florida  33028

     Vision International Enterprises, S.A.         1,935,842 (4)      9.9%
     522 Balboa Plaza
     Balboa Avenue, Panama

     Isthmus Investments Management S.A.            1,935,842 (5)      9.9%
     P.O. Box 1508
     World Trade Centre, Panama

     Margaret Smyth                                 1,722,386 (6)      8.8%
     1600 South Dixie Highway, Suite 500
     Boca Raton, Florida 33432

     All officers and directors as a group          4,080,614 (2)     20.8%
      (2 persons)

----------
(1) The percentages set forth in this column are based on 19,553,960 shares of common stock outstanding as of May 31, 2008. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days. However, the terms and conditions of certain warrants held by two of the selling shareholders, Isthmus Investments Management, S.A. ("Isthmus") and Vision International Enterprises, S.A. ("Vision"), restrict their ability to exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such exercise does not exceed 9.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, this column represents the aggregate maximum number and percentage of shares that Isthmus and Vision can own at one time (and therefore, offer for resale at any one time) due to their 9.9% limitation.

(2) Includes Mr. Bazley's 100,000 Class H Warrants to acquire Cavit common stock that expire on October 26, 2012.

(3) Includes 2,418,809 Cavit shares held of record in the name of Cortland Fund LLC of which Dr. Brown is the sole beneficial owner with the power to vote such shares and investment power, which includes the power to dispose of, or to direct the disposition of, such shares. Includes Cortland Fund, LLC's 100,000 Class H Warrants to acquire Cavit common stock that expire on October 26, 2012. Dr. Brown is the record and beneficial owner of 304,993 of Cavit shares.

(4) Includes 1,600,000 Cavit shares held of record in the name of Vision and warrants to acquire 335,842 shares of Cavit common stock, the maximum eligible for exercise by Vision. See Note (1), above, for 9.9% limitation. Sara L. de Nunez, the President of Vision, has the power to vote such shares and investment power, which includes the power to dispose of, or to direct the disposition of, such shares.

(5) Includes, 1,250,000 Cavit shares held of record in the name of Isthmus and warrants to acquire 685,842 shares of Cavit common stock, the maximum eligible for exercise by Isthmus. See Note (1), above for the 9.9% limitation. Adam Carmody, the President of Isthmus, has the power to vote such shares and investment power, which includes the power to dispose of, or to direct the disposition of, such shares.

(6) Includes Ms. Smyth's 100,000 Class H Warrants to acquire Cavit common stock that expire on October 26, 2012.

     There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

ADOPTION OF EMPLOYEE COMPENSATION PLANS

     On December 14, 2006, our Board of Directors adopted the Cavit Sciences, Inc. 2006 Employee and Consultant Stock Incentive Plan ("2006 Plan"). The 2006 Plan covered up to 2,000,000 shares of common stock, had a 10 year term, covered employees, consultants, officers and directors. The 2006 Plan was administered by the Board of Directors. No options were granted to, or exercised by, any of the our directors, employees or officers under the 2006 Plan. A total of 367,893 shares were issued under the 2006 Plan to consultants. The 2006 Plan was terminated by the Board of Directors on January 8, 2008.

     On January 8, 2008, our Board of Directors adopted the Cavit Sciences, Inc. 2008 Employee and Consultant Stock Incentive Plan ("2008 Plan"). The 2008 Plan covers up to 1,000,000 shares of common stock, has a 10 year term, covers employees, consultants, officers and directors. The 2008 Plan will be administered by the Board of Directors. No options have been granted to, or exercised by, any of the our directors, employees or officers under the 2008 Plan. A total of 102,343 shares have been issued under the 2008 Plan in 2008.

                            DESCRIPTION OF SECURITIES

OUR CAPITALIZATION:

COMMON STOCK

     We are authorized to issue 45,000,000 shares of common stock, par value $0.01 per share. As of May 31, 2008, there were 19,553,960 shares of our common stock issued and outstanding.

     The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of the directors;
     * are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up our affairs;
     * do not have preemptive, subscription or conversion rights, or redemption rights or access to any sinking fund; and
     * are entitled to one non-cumulative vote per share on all matters submitted to shareholders for a vote at any meeting of shareholders

RIGHTS OF FIRST REFUSAL OF CERTAIN SHAREHOLDERS

     In connection with a private offering of our common stock in May 2006, Cavit granted the four investors certain rights of first refusal in the event of future offerings of our common stock. Collectively, these four investors have rights of first refusal to purchase up to 15.375% of shares offered in any future offerings on the identical terms and conditions attached by Cavit to such offerings.

     See also "Plan of Distribution" subsection entitled "Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible" regarding negative implications of being classified as a "penny stock."

AUTHORIZED BUT UNISSUED CAPITAL STOCK

     Florida law does not require shareholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is unlikely for the foreseeable future, require shareholders approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Cavit, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

     One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity and entrenchment of our management and possibly deprive the shareholders of opportunities to sell their shares of our common stock at prices higher then prevailing market prices.

PREFERRED STOCK

     We are authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. As of May 31, 2008, we had no shares of preferred stock issued and outstanding. Our board of directors may issue one or more series of preferred stock. If we decide to issue any preferred stock, our board of directors will determine the number of shares and the rights, preferences and limitations of each series. These rights, preferences and limitations may include specific designations, number of shares, dividend, liquidation, redemption and voting rights.

WARRANTS AND OPTIONS

     As of May 31, 2008, we had 3,313,344 outstanding warrants to purchase shares of our common stock and 2,500,000 outstanding options to purchase shares of our common stock.

SHAREHOLDER MATTERS

     As an issuer of "penny stock," the protection provided by the federal securities laws relating to forward-looking statements does not apply to us if our shares are considered to be penny stocks. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Cavit has the authority under Section 607.0850 of the Florida Business Corporation Act ("FBCA") to indemnify its directors and officers to the extent provided for in such statute. The FBCA provides, in part, that a corporation may indemnify a director or officer or other person who was, is or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person: (1) conducted himself in good faith; (2) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     A corporation may indemnify a person under the FBCA against judgments, penalties, including excise and similar taxes, fines, settlement, unreasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     Cavit's Articles of Incorporation provide that none of its directors shall be personally liable to Cavit or its shareholders for monetary damages for an act or omission in such director's capacity as a director; provided, however, that the liability of such director is not limited to the extent that such director is found liable for (1) a breach of the director's duty of loyalty to Cavit or its shareholders, (2) an act or omission not in good faith that constitutes a breach of duty of the director to Cavit or an act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (4) an act or omission for which the liability of the director is expressly provided by an applicable statute.

     We believe these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in Cavit's Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against the our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

     Our Articles of Incorporation provide that we may indemnify our officers, directors, agents and any other persons to the fullest extent permitted by the FCBA.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cavit, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                    MARKET PRICE OF OUR COMMON EQUITY

     As of the date of this prospectus, our Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol "CVIT.OB." The market for the our Common Stock is limited, volatile and sporadic and the price of the our Common Stock could be subject to wide fluctuations in response to quarterly variations in operating results, news announcements, trading volume, sales of Common Stock by our officers, directors and principal shareholders, general market trends, changes in the supply and demand for the our shares, and other factors. The following table sets forth the high and low sales prices for each quarter relating to our Common Stock for the last two fiscal years and during the first two fiscal quarters of 2008. Our Common Stock was not quoted or traded on any exchange until the fourth quarter of 2006.

     FISCAL 2008                    High        Low
                                    ----        ---
     First Quarter (1)              $.60        $.18
     Second Quarter
     (through May 31, 2008)         $.50        $.11

     FISCAL 2007                    High       Low
                                    ----       ---
     First Quarter (1)              $.55        $.07
     Second Quarter (1)             $.47        $.14
     Third Quarter (1)              $.75        $.25
     Fourth Quarter (1)             $.95        $.31

     FISCAL 2006                    High        Low
                                    ----        ---

     First Quarter (1)              $ --        $ --
     Second Quarter (1)             $ --        $ --
     Third Quarter (1)              $ --        $ --
     Fourth Quarter (1)             $.60        $.25

----------
(1) This represents the high and low quote information for the stock on the OTC Bulletin Board. The bid and ask quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not represent actual transactions and have not been adjusted for stock dividends or splits.

     All of the above information was listed as reported by the National Association of Securities Dealers Composite feed or other qualified inter-dealer quotation medium.

HOLDERS

     As of May 31, 2008, there were approximately 245 shareholders of record of our Common Stock.

DIVIDENDS

     We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future. There are no material restrictions limiting or that are likely to limit the our ability to pay dividends on its outstanding securities.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion of our plan of operations should be read together with the financial statements and related notes that are included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" or in other parts of this prospectus. We undertake no obligation to update any information in our forward-looking statements except as required by law.

 OVERVIEW

     On April 12, 2006, we were incorporated under the laws of the State of Florida and became a subsidiary of Hard to Treat Diseases, Inc. ("Hard to Treat"). We chose the name Cavit Sciences, Inc. based on "Cavit" as an acronym for cancer and viral infection treatment.

     Cavit is a biotechnology company that has developed three unique supplement lines with products that enhance, improve, maintain and support the body by beneficially effecting various conditions. Cavit has trademarked the names of its three supplement lines and certain of its supplement product names.

     In addition, Cavit is engaged in developing treatments and prevention of cancers, viral infections, opportunistic infections, related diseases and the immune system. Our strategy is to develop and commercialize intellectual property rights to treat, prevent and inhibit several major diseases and to market these rights to major drug companies.

     We currently own twelve patent applications and intend to acquire additional ones. One of our applications is a U.S. utility patent application relating to compositions and methods for inhibition of viral infections and therapeutic treatment of diseases or disorders caused by viral infections. Our second application is a Patent Cooperation Treaty or PCT utility patent application relating to compositions and methods for inhibition of viral infections and therapeutic treatment of diseases or disorders caused by viral infections. Our third application is a U.S. provisional patent application relating to compositions and methods for inhibition of cancers and therapeutic treatment of diseases or disorders caused by cancers. Patent Application #'s 4-10 are the result of an additional PCT Utility Application and National Phase filings in various countries. Patent Application #'s 11 and 12 are the result of adding nineteen additional compounds for various treatments to our previous applications through the filing of Continuation-In-Part applications.

     We acquired these intellectual property rights for our first three patent applications from Hard to Treat Diseases on May 31, 2006 in exchange for 8,475,000 shares of our common stock. During 2006, we were assigned a portion of the patent application rights entitled "Methods and Compositions of Treatment of Viral Infections" for $30,000. The subsequent nine patent applications were filed by Cavit as a result of our research and testing.

     Cancers, viral infections and related diseases destroy the lives of millions of people each year. Drug companies are spending millions of dollars on research and testing in order to bring new drugs to market. Current treatments are normally expensive, painful and do not always promote better health.

     In addition to the treatment of cancer and viral infections, our patent applications claim the treatment of numerous additional diseases. These substances act to increase the strength of the immune system by warding off, inhibiting and treating diseases.

     Cavit acquired a food supplement line during February 2007. As a result of agreements entered into with Daycon Investors Associates, Inc., Americare Nutritional Division ("Daycon") and Dr. Jospeh P. D'Angelo ("D'Angelo"), Cavit acquired a supplement line. During January 2008, Cavit acquired recipes from these parties for prostate and cardiovascular supplements. During May 2008, Cavit terminated the agreements with Daycon and D'Angelo as a result of their material breaches of the agreements, including 1) their inability to provide Cavit with the required representations and warranties, 2) their inability to provide Cavit with credible documentation regarding the research and testing of products purchased, 3) their inability to warrant the formulation ingredients and efficacy of products purchased, 4) inability to provide adequate warehouse space and 5) D'Angelo's breach of confidentiality covenants.

     During 2008, Cavit formulated its own supplement products with the assistance of its formulation chemist and associates. The core products in Cavit's supplement lines will enhance and improve the prostate, maintain and support the cardiovascular system, and beneficially effect arthritis and osteoporosis. Cavit's current supplement formulas are the result of decades of research and testing conducted by medical doctors, biologists, scientists, researchers and nutritionists whose work contributed to the development of our formulas. Our formulas are the result of the research and testing of the most effective ingredients and nutrients that support and supplement each other at the optimum dosage of each ingredient. Cavit intends to manufacture, market, distribute and commercialize a range of supplements to act as powerful antioxidants and immune enhancers which have beneficial effects upon many serious diseases.

     Cavit's   first   supplement   line  is   AMERICARE   HEALTH   PRODUCTS(TM)
("AMERICARE"). This line consists of price driven supplements to be initially marketed in South America and Central America.

     Cavit's second supplement line is MD Solution(TM). This premium supplement line has been formulated to target specific conditions.

     During May 2008, Cavit acquired a third supplement line focused on home diagnostic test kits and related formulas to target better health. Cavit's third supplement line is Alternecare Health Products(TM) ("Alternecare").

     Cavit's operations are conducted from its new corporate headquarters in Boca Raton, Florida. Certain operations are outsourced to third parties in order to keep operating costs streamlined and to reduce capital expenditures. The lease at Cavit's former facility in Miami, Florida was terminated due to the landlord's inability to provide Cavit with the required amount of space.

     The food supplement lines are an ideal match with our drug development process. In addition to creating a full range biotech company, the supplement lines will create a steady stream of cash flow as Cavit negotiates with drug companies regarding the Company's drug division rights.

     Cavit's immediate focus is the production and marketing of its supplement products in order to generate revenue.

HISTORY OF INTELLECTUAL PROPERTY RIGHTS

     During 2004, Hard to Treat began to internally develop the intellectual property rights that were acquired by Cavit on May 31, 2006, as part of the operations of Hard to Treat's biotechnology division.

     During 2004, Hard to Treat conducted the research and development that was the foundation for the first patent application filed by Hard to Treat in December 2004. As a result of additional research and development conducted during 2005, Hard to Treat filed two additional patent applications in December 2005. Cavit was incorporated on April 12, 2006 and acquired these intellectual property rights from Hard to Treat on May 31, 2006. In July 2006, Cavit acquired all other outstanding rights to these intellectual property rights from a third party.

     During 2007, Cavit filed an additional PCT Utility patent application, six National Phase applications, and two Continuation-In-Part applications.

     Cavit's intellectual property rights currently consist of twelve patent applications relating to our drug division and numerous trademarked product lines and product names relating to our supplement division.

     We have not generated any profits since our entry into the biotechnology business, have had no source of revenues and have incurred operating losses. We expect to incur additional operating losses for the foreseeable future while we expand and launch our supplement products. Sales of our supplement products will be sources of revenues in the foreseeable future.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007.

     Cavit has not had any revenue since its inception on April 12, 2006.

     General and administrative expenses increased by 333% from $118,000 for the quarter ended March 31, 2007 to $393,000 for the quarter ended March 31, 2008. General and administrative expenses consist of office expenses, wages and professional fees. The increase is primarily related to front loaded rent payments and payments for wages, consultants and professionals.

     The Company reported a net loss of $393,000, or $(0.03) per share for the quarter ended March 31, 2008 and a net loss of $118,000, or ($0.01) per share for the period ended March 31, 2007.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD ENDED DECEMBER 31, 2006.

     General and administrative expenses increased by 36% from $593,000 for the period ended December 31, 2006 to $805,000 for the year ended December 31, 2007. General and administrative expenses consist of office expenses, wages, professional fees and write-off of impaired intangibles. The increase is primarily related to the impact of a full year of general and administrative expenses coupled with an increase in the write-off of an impaired intangible.

     Other expenses of $205,187 for the period ended December 31, 2007, consist primarily of financing costs of $200,000 due to the Company's determination and treatment of the conversion feature in the notes payable and related stock options.

     The Company reported a net loss of $1,010,236, or $(0.07) per share for the year ended December 31, 2007 and a net loss of $593,000, or ($0.07) per share for the period ended December 31, 2006.

     We need to obtain additional capital resources from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop products and continue Cavit's business. We need to raise additional working capital in order to have sufficient working capital to finance operations. Our current burn rate is approximately $32,000 per month excluding capital expenditures. The timing and degree of any future capital requirements will depend on many factors, including:

     Research and development. We expect to make investments in research and development in order to develop and market our technology. Research and development costs will consist primarily of general and administrative and operating expenses related to research and development activities. We will expense research and development costs as incurred. Property, plant and equipment for research and development that has an alternative future use will be capitalized and the related depreciation will be expensed as research and development costs. We expect our research and development expense to increase as we continue to invest in the development of our technology.

     General and administrative. General and administrative expenses will consist primarily of salaries and benefits, office expense, professional services fees, and other corporate overhead costs. We anticipate increases in general and administrative expenses as we continue to develop and prepare for marketing of our technology and supplement lines.

OFF-BALANCE SHEET ARRANGEMENTS

     As of the date of this prospectus, the Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee, contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

FUTURE COMMITMENTS

     As of the date of this prospectus, the Company does not have any material commitments nor does management anticipate any further material commitments within the next twelve months.

                              SELLING SHAREHOLDERS

     The selling shareholders purchased the Common Stock and Warrants covering these shares in a private placement and/or pursuant to certain anti-dilution rights. The Warrants have not been exercised by the selling shareholders. The shares offered by this prospectus may be offered from time to time by the selling shareholders listed in the following table. Each selling shareholders will determine the number of shares to be sold and the timing for the sales. Our registration of the shares does not necessarily mean that the selling shareholders will sell all or any of their shares. Because the selling shareholders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling shareholders after such offering can be provided, and the following table has been prepared on the assumption that all shares of the Common Stock offered under this prospectus will ultimately be sold.

                     Total Shares
                      of Common        Total
                      Stock Plus     Percentage
                        Shares       of Common                                      Percentage                   Percentage
                       Issuable        Stock,        Shares of       Beneficial     of Common     Beneficial     of Common
                         Upon         Assuming      Common Stock      Ownership    Stock Owned     Ownership    Stock Owned
                      Exercise of       Full        Included in      Before the       Before       After the        After
  Name                Warrants(1)    Exercise(1)    Prospectus(2)    Offering(3)    Offering(3)   Offering(4)    Offering(4)
  ----                -----------    -----------    -------------    -----------    -----------   -----------    -----------
Raymond Bazley(5)      1,750,753        8.9%            100,000       1,750,753        8.9%        1,650,753        8.4%

Christopher Brown(6)   2,823,802       14.4%            100,000       2,823,802       14.4%        2,723,802       13.9%

Robert Hennen(7)         869,468        4.4%             13,334         869,468        4.4%          856,154        4.4%

Isthmus Investments
Management, S.A.(8)    2,750,000       13.6%          2,750,000       1,935,842        9.9%                0        0.0%

Margaret Smyth(9)      1,722,386        8.8%            100,000       1,722,386        8.8%        1,622,386        8.3%

Vision International
Enterprises, S.A.(10)  3,100,000       15.3%          2,750,000       1,935,842        9.9%                0        0.0%

----------
(1) For purposes of this column only, we have included all shares of common stock owned or beneficially owned by that selling security holder, and the number of shares of common stock issuable upon exercise of all warrants or beneficially owned by such selling security holder. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling security holder. Each selling security holder's ownership in this column is based on 19,553,960 shares of our common stock outstanding as of May 31, 2008.

(2) Represent an aggregate of: (i) 2,500,000 shares of outstanding common stock, and (ii) 3,313,334 shares issuable upon the exercise of warrants with exercise prices ranging from $.40 to $3.00 per share, subject to adjustment.

(3) The percentages set forth in this column are based on 19,553,960 shares of common stock outstanding as of May 31, 2008. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days. However, the terms and conditions of certain warrants held by two of the selling shareholders, Isthmus Investments Management, S.A. ("Isthmus") and Vision International Enterprises, S.A. ("Vision"), restrict their ability to exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such exercise does not exceed 9.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, this column represents the aggregate maximum number and percentage of shares that Isthmus and Vision can own at one time (and therefore, offer for resale at any one time) due to their 9.9% limitation.

(4)  Assumes that all securities registered will be sold.

(5) The 100,000 shares being registered on behalf of this selling shareholder underlying five-year warrants exercisable at $.55, subject to adjustment.

(6) The 100,000 shares being registered on behalf of this selling shareholder underlying five-year warrants exercisable at $.55, subject to adjustment.

(7) The 13,334 shares being registered on behalf of this selling shareholder underlying five-year warrants exercisable at $.55, subject to adjustment.

(8) The shares being registered by this selling shareholder include 1,250,000 shares of common stock held of record in the name of Isthmus and warrants to acquire 685,842 shares of common stock, the maximum eligible for exercise by Isthmus. See Note (1), above, for the 9.9% limitation on ownership by Isthmus. Adam Carmody, the President of Isthmus, has the power to vote such shares and investment power, which includes the power to dispose of, or to direct the disposition of, such shares.

(9) The 100,000 shares being registered on behalf of this selling shareholder underlying five-year warrants exercisable at $.55, subject to adjustment.

(10) The shares being registered by this selling shareholder include 1,600,000 shares of common stock held of record in the name of Vision and warrants to acquire 335,842 shares of common stock, the maximum eligible for exercise by Vision. See Note (1), above, for 9.9% limitation on ownership by Vision. Sara L. de Nunez, the President of Vision, has the power to vote such shares and investment power, which includes the power to dispose of, or to direct the disposition of, such shares.

                              PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

     The selling shareholders may offer the Common Stock at various times in one or more of the following transactions:

     *    on any market that might develop;
     *    in transactions other than market transactions;
     *    by pledge to secure debts or other obligations;
     *    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account; or
     *    in a combination of any of the above

     Our shares of common stock offered hereby by the selling shareholders may be sold from time to time by such shareholders, or by their pledges, donees, transferees and other successors in interest thereto. These pledges, donees, transferees and other successors in interest will be deemed "selling shareholders" for the purposes of this prospectus.

     The selling shareholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares from whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker-dealer.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act, if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

     a. adequate current public information with respect to the issuer must be available;
     b. restricted securities must meet a six month holding period if purchased from a reporting company or a 12 month holding period if purchased from a non-reporting entity (as is the case herein), measured from the date of acquisition of the securities form the issuer or from an affiliate of he issuer;
     c. sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of 1% of the securities of the class outstanding as shown by the most recent statement of the issuer (There is no 1% limitation applied to non-affiliate sales);
     d. the securities must be sold in ordinary "broker's transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders and without the payment of any extraordinary commissions or fees;
     e. if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000, the selling shareholder (if an affiliate) must file a notice on Form 144 with the Commission.

     The current information requirement listed in (a) above, the volume limitation listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirements listed in (e) above, cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate, if purchased from a reporting issuer (as is the case herein) or 12 months if purchased from a non-reporting issuer.

     The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealer may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling shareholders.

     The selling shareholders, alternatively, may sell all or part of the shares offered in this prospectus through an underwriter. No selling shareholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into by a selling shareholder.

     Affiliates of Cavit who are offering their shares for resale and any broker-dealers who act in connections with the sale of the shares hereunder may be deemed to be "underwriters" of this offering within the meaning of the Securities Act and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Each selling shareholder has informed us that he, she or it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.

     Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.

     We will pay all expenses incident to the registration, offering and sale of
the  Common  Stock  other  than   commissions  or  discounts  of   underwriters,
broker-dealers or agents.

     This offering will terminate on the earlier of the:

     a. date on which the all of the shares of Common Stock offered by this prospectus are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act; or
     b. date on which all of the shares of Common Stock offered by this prospectus have been sold by the selling shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     SELLING SHAREHOLDERS AND ANY PURCHASERS OF OUR SECURITIES SHOULD BE AWARE THAT THE MARKET IN OUR STOCK WILL BE SUBJECT TO THE PENNY STOCK RESTRICTIONS.

     The trading of our securities takes place in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB CONSIDERATIONS

     The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

     Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files.
FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to is Rule 211 process are answered accurately and satisfactorily. The only requirements for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

     Investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors' orders may be filled at prices much different than expected when orders are placed.

     Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

     OTCBB transactions are conducted almost entirely on a manual basis. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders-- an order to buy or sell a specific number of shares at the current market price-- it is possible for the prices of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

     Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

SECTION 15(g) OF THE EXCHANGE ACT

     Our shares are covered by Section 15(g) of the Exchange Act and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other that established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worths in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

     Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provide that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to its customers current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

     Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock" for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks an the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchase.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

     * the basis on which the broker or dealer made the suitability determination; and
     * that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES- BLUE SKY LAWS

     Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "blue sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdiction. Because of the securities registered hereunder have not been registered for resale under blue sky laws of every state, the holders of such shares and persons who desire to purchase them should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

LIMITATIONS IMPOSED BY REGULATION M

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the common stock offered by this prospectus was passed upon for us by David E. Wise, Esq., Attorney at Law, Fair Oaks Ranch, Texas. Mr. Wise and his family own 394,240 shares of our common stock, but are not selling shareholders in this offering.

                                    EXPERTS

     The financial statements of Cavit Sciences, Inc. as of December 31, 2007, and 2006, and for the fiscal years ended December 31, 2007 and 2006, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the reports of Berkovitz and Company, LLP and Infante & Company given on the authority of such firms as experts in accounting and auditing.

                          UNAUDITED INTERIM STATEMENTS

     The information for the interim period ended March 31, 2008, is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations at such date.

                                 TRANSFER AGENT

     Our transfer agent is Gulf Registrar and Transfer Corporation. Their address is Route 1, Box 2374, Cliff Drive, Dickinson, Texas 77359. Their telephone number is (281) 339-2451.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to the Common Stock to be sold in this offering. This prospectus does not contain all of the information contained in the registration statement. For further information about us and the Common Stock to be sold in this offering, please refer to our registration statement.

     Cavit Sciences is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at http://www.sec.gov.

     You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address and telephone number:

     Cavit Sciences, Inc., 1600 South Dixie Highway, Suite 500, Boca Raton, Florida 33432 (561) 544-6988

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company, we have been advised by our special securities counsel that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                              FINANCIAL STATEMENTS

     The financial statements for the fiscal years ending December 31, 2007 and 2006, and the interim period ending March 31, 2008, are set forth on pages F-1 through F-25.

                                      Index

                                                                     Page Number
                                                                     -----------

FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 31, 2008

Balance Sheet as of March 31, 2008                                       F-2

Statements of  Operations  for the quarter ended March 31, 2008, quarter  ended  March 31,  2007 and the  cumulative  period from
April 12, 2006 (inception) to March 31, 2008.                            F-3

Statements  of Cash Flows for the quarter  ended March 31, 2008, quarter  ended  March 31,  2007 and the  cumulative  period from
April 12, 2006 (inception) to March 31, 2008.                            F-4

Statements  of Changes in  Stockholders'  Equity for the quarter
ended March 31, 2008.                                                    F-5

Notes to Financial Statements                                            F-6


FOR THE PERIOD DECEMBER 31, 2007

Reports of Independent Registered Public Accounting Firms                F-12

Balance Sheets as of December 31, 2007 and 2006                          F-14

Statements of Operations  for the Year ended  December 31, 2007,         F-15
the period from April 12, 2006 (inception) to December 31, 2006 and the cumulative period from April 12, 2006 (inception) to December 31, 2007.

Statements  of Cash Flows for the Year ended  December 31, 2007,         F-16
the period from April 12, 2006 (inception) to December 31, 2006 and the cumulative period from April 12, 2006 (inception) to December 31, 2007.

Statements of Changes in Stockholders' Equity for the Year ended         F-17
December 31, 2007, the period from April 12, 2006 (inception) to
December 31, 2006 and the cumulative  period from April 12, 2006
(inception) to December 31, 2007.

Notes to Financial Statements                                            F-18

                               CAVIT SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                   (Unaudited)

                                                                  March 31, 2008
                                                                  --------------
                                     ASSETS

Current assets:
  Cash                                                              $   201,309
                                                                    -----------

      Total current assets                                              201,309

Intangible assets                                                        54,311
Other asset                                                               5,336
                                                                    -----------

      Total assets                                                  $   260,956
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                                  $     7,798
  Accrued expenses                                                       32,212
  Accrued wages payable                                                 160,574
  Note payable                                                          225,000
                                                                    -----------

      Total current liabilities                                         425,584
                                                                    -----------
Stockholders' deficit
  Preferred stock - $.01 par value; 5,000,000 shares authorized,
   none issued or outstanding                                                --
  Common stock - $.01 par value; 45,000,000 shares authorized,
   19,399,356 shares issued and outstanding                             193,994
  Additional paid-in capital                                          1,618,659
  Stock to be issued                                                     18,726
  Deficit accumulated during the development stage                   (1,996,007)
                                                                    -----------

      Total stockholders' deficit                                      (164,628)
                                                                    -----------

      Total liabilities and stockholders' deficit                   $   260,956
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                        Three months          Three months         April 12, 2006
                                                           ended                 ended             (Inception) to
                                                          March 31,             March 31,             March 31,
                                                            2008                  2007                  2008
                                                         -----------           -----------           -----------
Revenues                                                 $        --           $        --           $        --
                                                         -----------           -----------           -----------
General and administrative expenses
  Office expenses                                            260,821               117,526               695,427
  Write-off of impaired intangibles                               --                    --               336,997
  Wages                                                       64,500                    --               358,535
  Professional fees                                           67,579                    --               399,861
                                                         -----------           -----------           -----------
      Total general and administrative expenses              392,900               117,526             1,790,820
                                                         -----------           -----------           -----------

Loss from operations                                        (392,900)             (117,526)           (1,790,820)
                                                         -----------           -----------           -----------
Other expense
  Interest expense                                                --                    --                 5,187
  Financing costs                                                 --                    --               200,000
                                                         -----------           -----------           -----------
      Total other expense                                         --                    --               205,187
                                                         -----------           -----------           -----------

Net loss                                                 $  (392,900)          $  (117,526)          $(1,996,007)
                                                         ===========           ===========           ===========

Basic and diluted loss per share                         $     (0.03)          $     (0.01)
                                                         ===========           ===========
Weighted average shares
 used in per share calculation                            16,253,274            13,294,357
                                                         ===========           ===========


   The accompanying notes are an integral part of these financial statements.

                               CAVIT SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                          Three months          Three months         April 12, 2006
                                                             ended                 ended             (Inception) to
                                                            March 31,             March 31,             March 31,
                                                              2008                  2007                  2008
                                                           -----------           -----------           -----------
Cash flows from operating activities:
  Net loss                                                 $  (392,900)          $  (117,526)          $(1,996,007)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Stock to be issued for services                            18,726                    --                27,874
     Stock issued for services                                 167,510                    --               486,554
     Stock issued pursuant to anti-dilution provisions              --                    --                76,307
     Purchased research and development                             --                    --                88,462
     Write off of impaired intangible                               --                    --               336,997
     Financing costs                                                --                    --               200,000
     Interest expense                                               --                    --                 5,184
  Changes in operating assets and liabilities
     (Increase) in other asset                                  (5,336)                   --                (5,336)
     (Increase) decrease  in due from related party                 --                (1,238)                2,853
     Increase in accrued payables                                4,912                    --                 4,912
     Increase in derivative liability                               --                15,800                    --
     Increase (decrease) in accounts payable                    (2,206)               84,582               192,821
                                                           -----------           -----------           -----------

          Net cash used in operating activities               (209,294)              (18,382)             (579,379)
                                                           -----------           -----------           -----------
Cash flows from investing activities:
  Purchase of intellectual property and intangibles            (54,311)                   --               (74,311)
                                                           -----------           -----------           -----------

          Net cash used in investing activities                (54,311)                   --               (74,311)
                                                           -----------           -----------           -----------
Cash flows from financing activities:
  Payments on notes payable                                    (25,000)              (10,000)              (35,000)
  Proceeds from notes payable                                       --                    --               390,000
  Cash from the sale of common stock                           475,000                    --               500,000
                                                           -----------           -----------           -----------

          Net cash provided by financing activities            450,000               (10,000)              855,000
                                                           -----------           -----------           -----------

Net increase (decrease) in cash                                186,395               (28,382)              201,310

Cash, beginning of period                                       14,915                34,013                    --
                                                           -----------           -----------           -----------

Cash, end of period                                        $   201,310           $     5,631           $   201,310
                                                           ===========           ===========           ===========

   The accompanying notes are an integral part of these financial statements.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
        FOR THE PERIOD FROM APRIL 12, 2006 (INCEPTION) TO MARCH 31, 2008
                                   (Unaudited)


                                               Common Stock                       Accumulated
                                            ------------------      Additional      Deficit
                                                          Par        Paid-in        During        Shares to
                                            Number       Value       Capital      Development     Be Issued       Total
                                            ------       -----       -------      -----------     ---------       -----
Balance at Inception - April 12, 2006            --    $     --    $       --    $        --     $     --     $        --
Issuance of common stock for
 cash-at $0.08                            2,375,000      23,750       166,250             --           --         190,000
Issuance of common stock to Hard to
 Treat Diseases, Inc. for spin-off-
 at $0.0171-Note 2                        8,475,000      84,750        60,709             --           --         145,459
Issuance of common stock for consulting
 services-at $0.08                          455,000       4,550        31,850             --           --          36,400
Issuance of common stock for tranfer
 agent services-at $0.08                    115,800       1,158         8,106             --           --           9,264
Issuance of common stock for legal
 services-at $0.08                          314,750       3,147        22,033             --           --          25,180
Issuance of common stock to directors
 for fees-at $0.01                          300,000       3,000            --             --           --           3,000
Issuance of common stock to directors
 for fees-at $0.08                          387,500       3,875        27,125             --           --          31,000
Issuance of common stock to CEO & CFO
 for services-at $0.01                       50,000         500            --             --           --             500
Issuance of common stock to CEO & CFO
 for services-at $0.08                      562,500       5,625        39,375             --           --          45,000
Issuance of common stock to shareholders
 for anti-dilution-at $0.08                 258,807       2,588        18,116             --           --          20,704
Common shares to be issued to attorney
 for legal services-at $0.30                     --          --            --             --        4,005           4,005
Common shares to be issued to transfer
 agent for services-at $0.30                     --          --            --             --        5,143           5,143
Net loss                                        --          --            --       (592,871)          --        (592,871)
                                        ----------    --------    ----------    -----------     --------     -----------
Balance, December 31, 2006              13,294,357     132,943       373,564       (592,871)       9,148         (77,216)
                                        ----------    --------    ----------    -----------     --------     -----------
Issuance of common stock for legal
 services-at $0.229 and $0.30                69,087         691        15,199             --       (4,005)         11,885
Issuance of common stock to directors
 for fees-at $0.09                          166,670       1,667        13,333             --           --          15,000
Issuance of common stock for legal
 services-at $0.289                          37,138         372        10,399             --           --          10,771
Issuance of common stock to CEO & CFO
 for services-at $0.29                      153,449       1,534        42,965             --           --          44,499
Issuance of common stock for legal
 services-at $0.28                            6,375          64         1,722             --           --           1,786
Issuance of common stock to directors
 for fees-at $0.349                          42,860         429        14,571             --           --          15,000
Issuance of common stock to shareholders
 for anti-dilution-at $0.467                109,430       1,094        49,244             --           --          50,338
Common shares to be issued to transfer
 agent for services-at $0.30                 17,144         171         4,972             --       (5,143)             --
Issuance of common stock for tranfer
 agent services-at $0.28                      4,263          43         1,150             --           --           1,193
Issuance of common stock for legal
 services-at $0.46                            1,630          16           732             --           --             748
Issuance of common stock for legal
 services-at $0.55                           11,236         112         6,068             --           --           6,180
Issuance of common stock to directors
 for fees-at $0.40                           37,500         375        14,625             --           --          15,000
Common stock issued for debt
 conversions                              2,564,839      25,648       179,539             --           --         205,187
Issuance of common stock for anti-
 dilution-at $0.65                            8,100          81         5,184             --           --           5,265
Issuance of common stock to directors
 for fees-at $0.55                           16,365         164         8,838             --           --           9,002
Issuance of common stock for legal
 services-at $0.60                           14,525         146         8,570             --           --           8,716
Issuance of common stock for legal
 services-at $0.56                           13,152         131         7,234             --           --           7,365
Issuance of common stock for tranfer
 agent services-at $0.60                      2,304          23         1,359             --           --           1,382
Value of  beneficial conversion feature
 and options in debt issued                      --          --       200,000             --           --         200,000
Common shares to be issued to tranfer
 agent for services-at $0.60                     --          --            --             --       15,716          15,716
Common shares to be issued  for legal
 services-at $0.60                               --          --            --             --        4,455           4,455
Common shares to be issued for
 Investor-at $0.20                               --          --            --             --       12,500          12,500
Common shares to be issued for
 Investor-at $0.20                               --          --            --             --       12,500          12,500

Net loss                                        --          --            --     (1,010,236)          --      (1,010,236)
                                        ----------    --------    ----------    -----------     --------     -----------
Balance, December 31, 2007              16,570,424     165,704       959,268     (1,603,107)      45,171        (432,964)
                                        ----------    --------    ----------    -----------     --------     -----------
Issuance of common stock for purchase
 agreement-at $0.20                       2,500,000      25,000       475,000             --      (25,000)        475,000
Issuance of common stock for transfer
 agent services-at $0.55                     51,193         512        27,644             --      (15,716)         12,440
Issuance of common stock for legal
 services-at $0.36                           12,375         124         4,332             --       (4,455)             --
Issuance of common stock for legal
 services-at $0.33                           15,364         154         4,916             --           --           5,070
Issuance of common stock for consulting
 services-at $0.60                          250,000       2,500       147,500             --           --         150,000
Common shares to be issued to directors
 for fees-at $0.20                               --          --            --             --        6,000           6,000
Common shares to be issued for legal
 fees-at $0.27                                   --          --            --             --       10,710          10,710
Common shares to be issued for legal
 fees-at $0.21                                   --          --            --             --        1,095           1,095
Common shares to be issued for transfer
 agent fees-at $0.28                             --          --            --             --          921             921
Net loss                                        --          --            --       (392,900)          --        (392,900)
                                        ----------    --------    ----------    -----------     --------     -----------
Balance, March 31,2008                  19,399,356    $193,994    $1,618,659    $(1,996,007)    $ 18,726     $  (164,627)
                                        ==========    ========    ==========    ===========     ========     ===========

   The accompanying notes are an integral part of these financial statements.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2008


Note 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE AND CONTINUANCE OF OPERATIONS

Cavit Sciences, Inc. ("The Company" or "Cavit") is engaged in developing treatments of cancer, viral infections, opportunistic infections, and immune enhancers. The Company's strategy is to develop and commercialize intellectual property rights for acquisition by a drug company. Cavit is also a manufacturer, marketer and distributor of supplements lines that have been designed and formulated to enhance and improve the prostate, maintain and support cardiovascular system and beneficially affect arthritis, osteoporosis and other conditions.

Cavit was incorporated on April 12, 2006 under the laws of the State of Florida, as a wholly owned subsidiary of Hard to Treat Diseases, Inc. ("Parent"), and was spun-off as a separate entity from the Parent effective May 31, 2006. The
Company's registration statement on Form SB-2 became effective with the Securities and Exchange Commission on October 16, 2006.

The financial statements for the three months ended March 31, 2008 and 2007 and for the period from April 12,2006 (inception) to March 31, 2008, together with the balance sheet as of March 31, 2008 included herein have not been audited by the Company's independent public accountants. In the opinion of management, all adjustments necessary to present fairly the financial position at March 31, 2008 and the results of operations and cash flows for the periods presented herein have been made.

The financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such regulations. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

At March 31, 2008, the Company has negative working capital of $224,275, has incurred losses since inception totalling $1,996,007 and has yet to achieve profitable operations. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not give affect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. Management plans to continue raising funds in order to provide for the Company's capital needs, however, there are no assurances that management's plans will be attained.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2008


Note 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       (CON'T)

CASH

For purposes of the statement of cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. Occasionally, such balances exceed Federal insured limits.

DEVELOPMENT STAGE COMPANY

The Company complies with Financial Accounting Standards Board Statement No. 7 and for it's characterization of the Company as a Development Stage Enterprise.

FINANCIAL INSTRUMENTS

The carrying value of accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

INCOME TAXES

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

LONG-LIVED ASSETS

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other
Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 142 and 144"). In accordance with SFAS No. 142 and 144, long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets and intangible assets, the recoverability test is performed using undiscounted net future cash flows related to the long-lived assets.

LOSS PER SHARE

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share."

RECLASSIFICATIONS

Certain reclassifications have been made to prior period financial statements for them to conform with the 2008 presentation.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2008


Note 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       (CON'T)

SHARE-BASED PAYMENT

Effective January 1, 2006, the Company adopted SFAS No. 123 (R), "Share Based Payment," using the modified prospective transition method. SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, it supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123 (R) addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. During the periods ended March 31, 2008 and 2007, the Company did not issue any stock to an employee of the Company.

The cost of stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or of the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging
Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." During the periods ended March 31, 2008 and 2007, the Company issued 328,932 and 0 shares, respectively, of common stock with a value of $187,681 (of which $20,171 pertained to expenses accrued in the prior year) and $0, respectively, to certain providers of outside services. These amounts have been recorded in General and Administrative expenses in the accompanying statements of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159, "Establishing the Fair Value Option for Financial Assets and Liabilities ("SFAS No. 159"). SFAS No. 159 was to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an equity that has also elected to apply the provisions of SFAS No. 157, "Fair Value Measurements". An entity is prohibited from retrospectively applying SFAS No. 159, unless it chooses early adoption. SFAS No. 159 also applies to eligible items existing at November 15, 2007 (or early adoption date). The Company is evaluating the potential impact of the adoption of SFAS No. 159 on the Company's financial statements.

In December 2006, the Financial Accounting Standards Board (FASB) issued Staff Position (FSP) EITF 00-19-2, "Accounting for Registration Payment Arrangements". This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, "Accounting for Contingencies". The guidance is effective for fiscal years beginning December 15, 2006. The Company is evaluating the potential impact of the adoption of SFAS No. 159 on the Company's financial statements.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2008


Note 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       (CON'T)

In September 2006 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157), which provides expanded guidance for using fair value to measure assets and liabilities. SFAS 157 establishes a hierarchy for data used to value assets and liabilities, and requires additional disclosures about the extent to which a company measures assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. Implementation of SFAS 157 is required on December 1, 2007. The Company is evaluating the potential impact of the adoption of SFAS No. 157 on the Company's financial statements.

Note 2 RELATED PARTIES

During the period ended March 31, 2008, the Company issued 328,932 common shares with a value of $187,681 (of which $20,171 pertained to expenses accrued in the prior years)to providers of outside services which are also stockholders.
There were no shares issued during the period ended March 31, 2007

Note 3 INCOME TAXES

As of March 31, 2008, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $2,000,000 that may be offset against future taxable income through 2026. Current tax laws limits the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

           Deferred tax assets:
           Approximate operating loss carryforwards      $ 2,000,000
                                                         -----------
           Gross deferred tax assets                         680,000
           Less:  valuation allowance                       (680,000)
                                                         -----------
           Net deferred tax asset                        $        --
                                                         ===========

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2008


Note 4 STOCKHOLDERS' DEFICIT

The Company is authorized to issue 5,000,000 shares of preferred stock $.01 par value and 45,000,000 shares of common stock $.01 par value. The Board of Directors may modify the provisions of the preferred stock prior to issuance. As of March 31, 2008, no shares of preferred stock have been issued. During the period from inception through March 31, 2008, the Company issued 19,399,356 shares of common stock to pay for services, for cash, and to acquire patent application rights.

During the three months ended March 31, 2008 the Company issued 2,828,932 shares of common stock at prices ranging from $.20 to $.60 for various matters. Of the total shares, 328,932 shares were issued for director fees, legal fees, transfer agent fees, compensation and consulting fees. The remaining 2,500,000 of the company's unregistered common stock was sold at $.20 per share. As a result of the latter sale the Company raised $500,000 (of which $25,000 was received in the prior year).

During the three months ended March 31, 2008 the Company issued 3,000,000 warrants to investors pursuant to common stock purchase agreements. These warrants for common stock have strike prices ranging from $0.40 to $3.00 per share with varying expiration dates from the day of issuance not to exceed the commitment amount. Set forth below is the activity related to options and warrants:

                                      Options
                                   at an exercise
                                    price of 80%       Warrants at
                                   of the average      an exercise
                                   price for the          price
                                  five days prior     ranging from
                                    to exercise      $0.40 to $3.00      Total
                                    -----------      --------------      -----
Outstanding at December 31, 2006            --                --              --
  Issued during the quarter
   ended March 31, 2007                125,000                --         125,000
  Issued after March 31, 2007        2,375,000           313,334       2,688,334
  Expired or cancelled                      --                --              --
  Exercised                                 --                --              --
                                     ---------         ---------       ---------
Outstanding at December 31, 2007     2,500,000           313,334       2,813,334

  Issued                                    --         3,000,000       3,000,000
                                     ---------         ---------       ---------

Outstanding at March 31, 2008        2,500,000         3,313,334       5,813,334
                                     =========         =========       =========

Note 5 COMMITMENTS

The Company has executed a one year consulting agreement with its Chief Financial Officer. The agreement began on January 21, 2008 and calls for annual compensation of $60,000.

The Company has executed a three year employment agreement with its President and CEO. The agreement began on May 1, 2006 and calls for annual compensation of $180,000. The agreement also allows for annual increases of 10% from the prior year's base salary, 50,000 shares of restricted common stock every six months, and the other benefits standard to an executive employee.

Under the "2006 Employee and Consultant Stock Incentive Plan", the directors of the Company shall be compensated $3,000 per quarter. The CEO and CFO are each eligible for year end bonuses.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2008


Note 6 INTANGIBLE ASSETS

During the three months ended March 31, 2008, the Company's intangible assets are comprised of $50,000 disbursed for two proprietary formulas to Daycon Investors Associates, Inc. ("Daycon") and $4,311 in capitalized legal fees relating to our intellectual property rights. The proprietary formulas will be subject to the outcome of the matters discussed in Note 9 below.

Note 7 NON-CASH FINANCING ACTIVITIES

During the Quarter ended March 31, 2008, the Company issued 328,932 common shares to outside service providers and shareholders with a value of $187,681, of which $20,171 pertained to expenses accrued in the prior year. There were no issuances of stock to outside service providers during the quarter ended March 31, 2007.

Note 8 NOTE PAYABLE

The Company issued a $250,000 note payable upon its acquisition of the supplement Line purchased from Daycon on December 28, 2007. A $25,000 payment was made on the note during January 2008 to reduce the principal balance to $225,000. Additional payments on the note are to be made by paying the note holder 20% of the gross amount of additional financing received by the Company until the note is paid in full. This is an unsecured non-interest bearing note.

This note  payable  will be subject to the outcome of the matters  discussed  in
Note 9 below.

Note 9 SUBSEQUENT EVENTS

On May 8, 2008, the Registrant terminated the following three agreements: 1) a Lease Agreement with Daycon for facility space in Miami, Florida 2) the Amended Asset Purchase & Royalty Agreement with Daycon for the purchase of a product line and additional formulas and 3) a Consulting Agreement with Dr. Joseph P. D'Angelo, (President of Daycon) for consulting services on behalf of the Company.

The Lease Agreement with Daycon was terminated due to Daycon's default under the Lease Agreement. From inception of the lease on January 1, 2008, Daycon was in material breach of the Lease Agreement, since the required amount of space was not made available to the Registrant as provided for in the Lease Agreement. The Registrant has demanded reimbursement of a portion of the rent paid and the security deposit from Daycon.

The Amended Asset Purchase & Royalty Agreement was terminated due to Daycon's inability to provide the Registrant with the required representations and warranties. Daycon has been unable to provide the Registrant with credible documentation and unable to warrant the formulation ingredients and efficacy of certain products purchased. The Registrant has demanded the return of all consideration paid to Daycon regarding this agreement.

The Consulting Agreement was terminated due to D'Angelo's failure to provide consulting services outlined in the Agreement and D'Angelo's material breach of the confidentiality provision by divulging confidential information to third parties.

The Companys' termination of the above agreements may result in a legal action. The Company intends to vigorously defend its rights resulting from any legal actions.

On May 9, 2008, the Registrant relocated its offices and will conduct its operations from its new corporate headquarters located at 1600 South Dixie Highway, Suite 500, Boca Raton, Florida 33432.

                       Financial Statements December 2007


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have audited the accompanying balance sheet of Cavit Sciences, Inc. ("the Company") (a development stage company) as of December 31, 2007 and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. Our opinion on the statements of operations, changes in stockholders' deficit and cash flows for the period from April 12, 2006 (inception) to December 31, 2007 insofar as it relates to amounts for the period prior to January 1, 2007 is based on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cavit Sciences, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's dependence on outside financing, lack of sufficient working capital, and recurring losses raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Berkovits & Company, LLP
------------------------------------
Ft. Lauderdale, Florida
April 16, 2008

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have audited the accompanying balance sheet of Cavit Sciences, Inc. (a development stage company) as of December 31, 2006 and the related statements of operations, changes in stockholders' equity and cash flows for the period from April 12, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cavit Sciences, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period from April 12, 2006 (date of inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has negative working capital of $77,216, has incurred losses since inception totalling $592,871 and has yet to achieve profitable operations. The Company is working on various alternatives to improve the Company's financial resources which are also described in Note 1. Absent the successful completion of one of these alternatives, the Company's operating results will increasingly become uncertain. These conditions raise substantial doubt about the Company's ability to continue as a going concern; however, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


/s/ Infante & Company
-------------------------------
Hollywood, Florida
April 4, 2007

                               CAVIT SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                                    December 31,
                                                                       2007
                                                                    -----------
                                     ASSETS

Current assets:
  Cash                                                              $    14,915
                                                                    -----------

Total current assets                                                $    14,915
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                                  $    10,004
  Accrued taxes payable                                                  48,580
  Accrued expenses                                                       32,852
  Accrued wages payable                                                 106,443
  Note payable                                                          250,000
                                                                    -----------

Total current liabilities                                               447,879
                                                                    -----------
Stockholders' Deficit:
  Preferred stock - $.01 par value; 5,000,000 shares authorized,
   none issued or outstanding                                                --
  Common stock - $.01 par value; 45,000,000 shares authorized,
   16,570,424 shares issued and outstanding                             165,704
  Additional paid-in capital                                            959,268
  Stock to be issued                                                     45,171
  Deficit accumulated during the development stage                   (1,603,107)
                                                                    -----------

Total stockholders' deficit                                            (432,964)
                                                                    -----------

Total liabilities and stockholders' deficit                         $    14,915
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                              Cummulative for
                                                                         Period from          the period from
                                                                       April 12, 2006         April 12, 2006
                                                 Year ended            (inception) to         (inception) to
                                                 December 31,           December 31,           December 31,
                                                     2007                   2006                   2007
                                                 ------------           ------------           ------------
Revenues                                         $         --           $         --           $         --
                                                 ------------           ------------           ------------
General and administrative expenses
  Office expenses                                     162,223                270,918                433,141
  Write-off of impaired intangible                    250,000                     --                250,000
  Wages                                               173,535                120,500                294,035
  Purchased research and development expenses              --                 88,462                 88,462
  Professional fees                                   219,291                112,991                332,282
                                                 ------------           ------------           ------------
     Total general and administrative expenses        805,049                592,871              1,397,920
                                                 ------------           ------------           ------------

Loss from operations                                 (805,049)              (592,871)            (1,397,920)
                                                 ------------           ------------           ------------
Other expense
  Interest expense                                      5,187                     --                  5,187
  Financing costs                                     200,000                     --                200,000
                                                 ------------           ------------           ------------
     Total other expense                              205,187                    --                 205,187
                                                 ------------           ------------           ------------

Net loss                                         $ (1,010,236)          $   (592,871)          $ (1,603,107)
                                                 ============           ============           ============

Basic and diluted loss per share                 $      (0.07)          $      (0.07)
                                                 ============           ============
Weighted average shares
 used in per share calculation                     13,953,892              8,904,984
                                                 ============           ============


   The accompanying notes are an integral part of these financial statements.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                            Common Stock
                                                        --------------------   Additional    Accumulated
                                                                        Par     Paid-in    Deficit During  Shares to
                                                        Number         Value    Capital      Development   Be Issued      Total
                                                        ------         -----    -------      -----------   ---------      -----
Balance at Inception - April 12, 2006                        --      $     --   $     --     $        --    $    --   $        --
Issuance of common stock for cash - at $0.08          2,375,000        23,750    166,250              --         --       190,000
Issuance of common stock to Hard to Treat
 Diseases, Inc. for spin-off - at $0.0171 - Note 2    8,475,000        84,750     60,709              --         --       145,459
Issuance of common stock for consulting
 services - at $0.08                                    455,000         4,550     31,850              --         --        36,400
Issuance of common stock for tranfer agent
 services - at $0.08                                    115,800         1,158      8,106              --         --         9,264
Issuance of common stock for legal
 services - at $0.08                                    314,750         3,147     22,033              --         --        25,180
Issuance of common stock to directors for
 fees - at $0.01                                        300,000         3,000         --              --         --         3,000
Issuance of common stock to directors for
 fees - at $0.08                                        387,500         3,875     27,125              --         --        31,000
Issuance of common stock to CEO & CFO for
 services - at $0.01                                     50,000           500         --              --         --           500
Issuance of common stock to CEO & CFO for
 services - at $0.08                                    562,500         5,625     39,375              --         --        45,000
Issuance of common stock to shareholders for
 anti-dilution - at $0.08                               258,807         2,588     18,116              --         --        20,704
Common shares to be issued to attorney for
 legal services - at $0.30                                   --            --         --              --      4,005         4,005
Common shares to be issued to transfer agent
 for services - at $0.30                                     --            --         --              --      5,143         5,143

Net loss                                                     --            --         --        (592,871)        --      (592,871)
                                                    -----------      --------   --------     -----------    -------   -----------
Balance, December 31, 2006                           13,294,357       132,943    373,564        (592,871)     9,148       (77,216)
Issuance of common stock for legal
 services - at $0.229 and $0.30                          69,087           691     15,199              --     (4,005)       11,885
Issuance of common stock to directors
 for fees - at $0.09                                    166,670         1,667     13,333              --         --        15,000
Issuance of common stock for legal
 services - at $0.289                                    37,138           372     10,399              --         --        10,771
Issuance of common stock to CEO & CFO
 for services - at $0.29                                153,449         1,534     42,965              --         --        44,499
Issuance of common stock for legal
 services - at $0.28                                      6,375            64      1,722              --         --         1,786
Issuance of common stock to directors
 for fees - at $0.349                                    42,860           429     14,571              --         --        15,000
Issuance of common stock to shareholders for
 anti-dilution - at $0.467                              109,430         1,094     49,244              --         --        50,338
Common shares to be issued to transfer agent
 for services - at $0.30                                 17,144           171      4,972              --     (5,143)           --
Issuance of common stock for tranfer agent
 services - at $0.28                                      4,263            43      1,150              --         --         1,193
Issuance of common stock for legal
 services - at $0.46                                      1,630            16        732              --         --           748
Issuance of common stock for legal
 services - at $0.55                                     11,236           112      6,068              --         --         6,180
Issuance of common stock to directors for
 fees - at $0.40                                         37,500           375     14,625              --         --        15,000

Common stock issued for debt conversions              2,564,839        25,648    179,539              --         --       205,187
Issuance of common stock for anti-dilution -
 at $0.65                                                 8,100            81      5,184              --         --         5,265
Issuance of common stock to directors for
 fees - at $0.55                                         16,365           164      8,838              --         --         9,002
Issuance of common stock for legal
 services - at $0.60                                     14,525           146      8,570              --         --         8,716
Issuance of common stock for legal
 services - at $0.56                                     13,152           131      7,234              --         --         7,365
Issuance of common stock for tranfer agent
 services - at $0.60                                      2,304            23      1,359              --         --         1,382
Value of beneficial conversion feature and
 options in debt issued                                      --            --    200,000              --         --       200,000
Common shares to be issued to tranfer agent
 for services - at $0.60                                     --            --         --              --     15,716        15,716
Common shares to be issued  for legal
 services - at $0.60                                         --            --         --              --      4,455         4,455
Common shares to be issued for Investor -
 at $0.20                                                    --            --         --              --     12,500        12,500
Common shares to be issued for Investor -
 at $0.20                                                    --            --         --              --     12,500        12,500
Net loss                                                     --            --         --      (1,010,236)        --    (1,010,236)
                                                    -----------      --------   --------     -----------    -------   -----------
Balance, December 31, 2007                           16,570,424      $165,704   $959,268     $(1,603,107)   $45,171   $  (432,964)
                                                    ===========      ========   ========     ===========    =======   ===========

   The accompanying notes are an integral part of these financial statements.

                               CAVIT SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                     Cummulative for
                                                                                 Period from         the period from
                                                                               April 12, 2006        April 12, 2006
                                                           Year ended          (inception) to        (inception) to
                                                           December 31,         December 31,          December 31,
                                                              2007                  2006                  2007
                                                           -----------           -----------           -----------
Cash flows from operating activities:
  Net loss                                                 $(1,010,236)          $  (592,871)          $(1,603,107)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Stock to be issued for services                                --                 9,148                 9,148
     Stock issued for services                                 168,700               150,344               319,044
     Stock issued pursuant to anti-dilution provisions          55,603                20,704                76,307
     Purchased research and development                             --                88,462                88,462
     Write off of impaired intangible                          250,000                86,997               336,997
     Financing costs                                           200,000                    --               200,000
     Interest expense                                            5,184                    --                 5,184
  Changes in operating assets and liabilities
     Decrease in due from related party                          1,615                 1,238                 2,853
     (Increase) decrease in notes receivable                     5,000                (5,000)                   --
     Increase in accounts payable                               90,036               104,991               195,027
                                                           -----------           -----------           -----------

Net cash used in operating activities                         (234,098)             (135,987)             (370,085)
                                                           -----------           -----------           -----------
Cash flows from investing activities:
  Purchase of intellectual property rights                          --               (20,000)              (20,000)
                                                           -----------           -----------           -----------

Net cash used in investing activities                               --               (20,000)              (20,000)
                                                           -----------           -----------           -----------
Cash flows from financing activities:
  Repayment of note payable                                    (10,000)                   --               (10,000)
  Proceeds from notes payable                                  200,000               190,000               390,000
  Deposit on sale of common stock                               25,000                    --                25,000
                                                           -----------           -----------           -----------

Net cash provided by financing activities                      215,000               190,000               405,000
                                                           -----------           -----------           -----------

Net increase (decrease) in cash                                (19,098)               34,013                14,915

Cash, beginning of period                                       34,013                    --                    --
                                                           -----------           -----------           -----------

Cash, end of period                                        $    14,915           $    34,013           $    14,915
                                                           ===========           ===========           ===========

   The accompanying notes are an integral part of these financial statements.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2007


Note 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE AND CONTINUANCE OF OPERATIONS

Cavit Sciences, Inc. ("The Company" or "Cavit") is engaged in developing treatments of cancer, viral infections, opportunistic infections, and immune enhancers. The Company's strategy is to develop and commercialize intellectual property rights for acquisition by a drug company. Cavit is also a manufacturer, marketer and distributor of supplements lines that have been designed and formulated to enhance and improve the prostate, maintain and support cardiovascular system and beneficially affect arthritis, osteoporosis and other conditions.

Cavit was incorporated on April 12, 2006 under the laws of the State of Florida, as a wholly owned subsidiary of Hard to Treat Diseases, Inc. ("Parent"), and was spun-off as a separate entity from the Parent effective May 31, 2006. The
Company's registration statement on Form SB-2 became effective with the Securities and Exchange Commission on October 16, 2006.

At December 31, 2007, the Company has negative working capital of $432,964, has incurred losses since inception totalling $1,603,107 and has yet to achieve profitable operations. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not give affect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. Management plans to continue raising funds in order to provide for the Company's capital needs, however, there are no assurances that management's plans will be attained.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

CASH

For purposes of the statement of cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2007


Note 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       (CON'T)

DEVELOPMENT STAGE COMPANY

The Company complies with Financial Accounting Standards Board Statement No. 7 and for it's characterization of the Company as a Development Stage Enterprise.

FINANCIAL INSTRUMENTS

The  carrying  value  of  cash,   accounts   payable  and  accrued   liabilities
approximates   their  fair  value  because  of  the  short   maturity  of  these
instruments. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

INCOME TAXES

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

LONG-LIVED ASSETS

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other
Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 142 and 144"). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

LOSS PER SHARE

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." During the year ended December 31, 2007, of approximately 118,000 common shares were issued with a value of $55,603 to certain shareholders as a result of anti-dilutive clauses in their shareholder agreements with the Company that were triggered due to the issuance of shares to other shareholders.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2007


Note 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       (CON'T)

SHARE-BASED PAYMENT

Effective January 1, 2006, the Company adopted SFAS No. 123 (R), "Share Based Payment," using the modified prospective transition method. SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, it supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123 (R) addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. During the periods ended December 31, 2007 and 2006, the Company issued 104,861 and 375,000 shares, respectively, of common stock with a value of $26,500 and $19,500, respectively, to an employee of the Company. These amounts have been recorded in General and Administrative expenses in the accompanying statements of operations.

The cost of stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or of the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging
Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." During the periods ended December 31, 2007 and 2006, the Company issued 488,837 and 1,810,550 shares, respectively, of common stock with a value of $142,200 and $130,844, respectively, to certain providers of outside services. These amounts have been recorded in General and Administrative expenses in the accompanying statements of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159, "Establishing the Fair Value Option for Financial Assets and Liabilities ("SFAS No. 159"). SFAS No. 159 was to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an equity that has also elected to apply the provisions of SFAS No. 157, "Fair Value Measurements". An entity is prohibited from retrospectively applying SFAS No. 159, unless it chooses early adoption. SFAS No. 159 also applies to eligible items existing at November 15, 2007 (or early adoption date). The Company is evaluating the potential impact of the adoption of SFAS No. 159 on the Company's consolidated financial statements.

In December 2006, the Financial Accounting Standards Board (FASB) issued Staff Position (FSP) EITF 00-19-2, "Accounting for Registration Payment Arrangements". This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, "Accounting for Contingencies". The guidance is effective for fiscal years beginning December 15, 2006. The Company is evaluating the potential impact of the adoption of SFAS No. 159 on the Company's consolidated financial statements.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2007


Note 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       (CON'T)

In September 2006 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157), which provides expanded guidance for using fair value to measure assets and liabilities. SFAS 157 establishes a hierarchy for data used to value assets and liabilities, and requires additional disclosures about the extent to which a company measures assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. Implementation of SFAS 157 is required on December 1, 2007. The Company is evaluating the potential impact of the adoption of SFAS No. 157 on the Company's consolidated financial statements.

In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 "Accounting for Uncertainty in Income Taxes--an Interpretation of FASB Statement 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is "more-likely-than-not" of being sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the "more-likely-than-not" threshold, the largest amount of tax benefit that is greater than 50 percent likely of being recognized upon ultimate settlement with the taxing authority, is recorded. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.

Note 2 RELATED PARTIES

During the period ended December 31, 2007, the Company issued 176,854 common shares with a value of $70,200 to providers of outside services; 263,395 common shares with a value of $54,000 to directors of the Company for their director fees; and 153,449 common shares with a value of $44,500 to the CEO and CFO of the Company for their services.

On May 31, 2006, the Company entered into an Asset Purchase Agreement with its former Parent to acquire intellectual property rights relating to three patent applications. In exchange for the intellectual property rights, the Company issued 8,475,000 shares of common stock to Parent at $0.017 per share. The Company recorded this transaction on its books at Parent's historical cost value of $145,459 which was comprised of; $56,997, which is the capitalized portion of the intellectual property relating to legal costs, and $88,462 of research and development expenses.

On June 1, 2006 the Company entered into a management advisory and support agreement for a twelve month period with its former Parent, Hard to Treat Diseases, Inc. for $1,000 per month which includes the use of office space. During the period from April 12, 2006 to December 31, 2006, the Parent collected funds on behalf of the Company and repaid certain expenses on the Company's behalf. Per the agreement, the Company paid $7,000 in management advisory fees to Hard to Treat Diseases, Inc. for the period from April 12, 2006 to December 31, 2006.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2007


Note 2 RELATED PARTIES (CON'T)

During the period ended December 31, 2006, the Company issued 2,375,000 shares for cash totalling $190,000. An additional 885,550 common shares were issued with a value of $70,844 to providers of outside services to the Company; 687,500 common shares were issued with a value of $34,000 to directors of the Company for their director fees; and 612,500 common shares were issued with a value of $45,500 to the CEO and CFO of the Company for their services.

Under the "2006 Employee and Consultant Stock Incentive Plan", the directors of the Company shall be compensated $3,000 per quarter and the board approved this payment in December 2006 via the issuance of 37,500 common shares with a value of $.08 per share. The CEO and CFO were each eligible for year end bonuses of $15,000 annually and those bonuses were paid in December 2006 via the issuance of 187,500 common shares to both the CEO and CFO with a value of $.08 per share.

Note 3 INCOME TAXES

As of December 31, 2007, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $1,600,000 that may be offset against future taxable income through 2026. Current tax laws limits the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

                                                           2007
                                                       -----------
             Deferred tax assets:
             Net operating loss carryforwards          $ 1,600,000
                                                       -----------
             Gross deferred tax assets                     544,000
             Less:  valuation allowance                   (544,000)
                                                       -----------
             Net deferred tax asset                    $        --
                                                       ===========

Note 4 STOCKHOLDERS' DEFICIT

The Company is authorized to issue 5,000,000 shares of preferred stock $.01 par value and 45,000,000 shares of common stock $.01 par value. The Board of Directors may make the provisions of the preferred stock prior to issuance. As of December 31, 2007, no shares of preferred stock have been issued. During the period from inception through December 31, 2007, the Company issued 16,570,424 shares of common stock to pay for services, for cash, and to acquire patent application rights.

During the twelve months ended December 31, 2007 the Company issued 3,276,067 shares of common stock at prices ranging from $.08 to $.65 for various matters. Of the total shares, 2,564,839 shares were issued as a result of debt conversion, 593,698 shares were issued for director fees, legal fees, transfer agent fees, compensation and consulting fees and 117,530 shares were issued pursuant to anti- dilution clauses to stockholders.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2007


Note 4 STOCKHOLDERS' DEFICIT (CON'T)

During the twelve months ended December 31, 2006 the Company issued 13,294,357 shares of common stock at prices ranging from $.01 to $.30 for various services. Of the total shares, 8,475,000 shares were issued for the acquisition of intellectual property, 2,185,550 shares were issued for director fees, legal fees, transfer agent fees and consulting fees, 2,375,000 shares were issued relating to stock sales and 258,807 shares were issued pursuant to anti-dilution clauses for previous shares issued.

During the twelve months ended December 31, 2007 the Company issued options to convertible debt holders and warrants to investors that agreed to terminate their anti-dilution rights that arose from various stock purchase agreements. The options and warrants shall expire at various times up to sixty months from the issue date. Set forth below is the activity during 2007:

                                       Options
                                   at an exercise
                                    price of 80%
                                   of the average
                                   price for the        Warrants
                                  five days prior    at an exercise
                                    to exercise       price of .55       Total
                                    -----------       ------------       -----
Outstanding at December 31, 2006
  Issued                              2,500,000          313,334       2,813,334
  Expired or cancelled                       --               --              --
  Exercised                                  --               --              --
                                      ---------          -------       ---------
Outstanding at December 31, 2007      2,500,000          313,334       2,813,334
                                      =========          =======       =========

Note 5 COMMITMENTS AND CONTINGENCIES

The Company has executed a three year employment agreement with its President and CEO. The agreement began on May 1, 2006 and calls for annual compensation of $180,000. The agreement also allows for annual increases of 10% from the prior year's base salary, 50,000 shares of restricted common stock every six months, and the other benefits standard to an executive employee.

Note 6 INTANGIBLE ASSET

On December 28, 2007, the Company acquired formulas, tests and packaging intellectual property related to a supplement line from the Daycon Investors Associates, Inc., Americare Nutritional Division (Daycon). The company issued a note in the amount of $250,000 as payment for the intellectual property.

Under SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company conducted an impairment test of the above mentioned supplement line. SFAS 144 states that if the carrying amount of an asset or asset group is evaluated and found not to be recoverable, then an impairment loss must be recognized. The impairment loss is measured as the excess of the carrying amount over the asset's fair value. Fair value is determined using quoted market prices in active markets, when available. If market prices in active markets are not readily determinable, the Company's estimated fair value is based on the best information available such as market prices for similar assets or using valuation techniques such as the expected present value of future cash flows as set forth in ASB Concepts Statement 7.

The Company ultimately concluded that the amount assigned to this asset would be expensed as impaired since it is a unique intellectual property for which a fair market value is not easily determinable and for which a valid calculation of expected present value of future cash flows cannot be made. See write-off of impaired intangible in the Statements of Operations.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2007


Note 7 PATENT ACQUISITION

On May 31, 2006, the Company acquired intellectual property rights from its former Parent, consisting of three patent applications. The Company paid $145,459 by issuing 8,475,000 shares of its common stock at a value of $.017 per share. The value paid for such intellectual property consisted of $56,997 in legal fees and $88,462 of purchased research and development costs ("R&D"). The Company did not pay for the former Parent's overhead expenses related to R&D. Such costs amounted to $47,060 for the period from January 1, 2004 to May 31, 2006 when the Parent began to expend resources to develop such intellectual property rights.

On July 7, 2006, the Company entered into an assignment agreement whereby it acquired a portion of the rights to a patent application entitled, "Methods and Compositions for Treatment of Viral Infections".

As required by SFAS 142, the Company conducted an impairment test of its patent application rights to measure their fair value (as defined by SFAS 142). At December 31, 2006, the Company recorded an impairment charge of $86,997 which was primarily due to the fact that such patents are not currently producing revenues or cash flows. The book value of the patent application rights does not reflect the future potential of our patents as the patent rights are still in the application phase.

Note 8 NON-CASH FINANCING ACTIVITIES

During the year ended December 31, 2007, the Company issued 2,564,839 common shares pursuant to the conversion of $200,000 of convertible notes and $5,187 of related accrued interest. In addition, in 2007 the Company issued 593,698 common shares to outside service providers, directors, officers, and shareholders with a value of $168,700.

During the year ended December 31, 2006, the Company recognized the value of 8,475,000 common shares issued to Hard to Treat Diseases, Inc with a value of $145,459; and 2,185,550 common shares issued to outside service providers, directors, officers, and shareholders with a value of $171,048.

Note 9 NOTE PAYABLE

The Company issued a $250,000 note relating to the acquisition of its supplement line on December 28, 2007 from the Daycon Investors Associates, Inc., Americare Nutritional Division (See Note 6). A $25,000 payment was made on the note during January 2008 to reduce the principal balance to $225,000. Additional payments on the note will be made by paying the note holder 20% of the gross amount of additional financing received by the Company until the note is paid in full. This is an unsecured non-interest bearing note.

                              CAVIT SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2007


Note 10 CONVERTIBLE DEBT

During the year, the Company issued various convertible notes payable amounting to $200,000. These convertible notes matured at various times within six months from date of issuance, had an interest rate of 7% and included a beneficial conversion feature which allowed the holder to convert the notes to common stock at a conversion price of $0.08 per share. Along with these convertible notes, the Company also issued options expiring three years from date of issuance which allow the holders to purchase up to 2,500,000 shares of common stock at 80% of the average price for the five trading days prior to the date of exercise. The notes were all converted into stock on December 16, 2007.

Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money," are accounted for in accordance with guidance supplied by Emerging Issues Task Force ("EITF") No. 98-5 "Accounting for
Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF No. 00-27 "Application of Issue 98-5 to Certain Convertible Instruments." The relative fair value of the beneficial conversion feature and related options was recorded as a discount against the convertible notes up to the amount received upon the issuance of the notes and has been amortized into operations through the date of conversion.

The amortization related to the above discounts has been reflected in financing costs in the accompanying statement of operations for the year ended December 31, 2007.

Note 11 SUBSEQUENT EVENTS

In January 2008, the Company received the balance of proceeds and issued the stock pursuant to a 2007 Common Stock Purchase Agreements for the sale of 2,500,000 of the Company's unregistered common stock at $.20 per share. As a result of the agreements the Company raised $500,000. In addition, the Company issued 3,000,000 warrants for the Company's common stock at stock prices ranging from $.40 to $3.00 per share with varying expiration dates from the date of issuance not to exceed the commitment amount.

Commencing in January 2008, the Company entered into a lease in Miami, Florida for approximately 2,300 square feet of space. The Company is obligated to pay approximately $5,300 under this lease which expires on December 31, 2008.

     We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Cavit Sciences, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

     *    except the common stock covered by this prospectus
     * in any jurisdiction in which the distribution, offer or solicitation is not authorized
     * in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;
     * to any person who is not a United States resident or who is outside the jurisdiction of the United States The delivery of this prospectus or any accompanying sale does not imply that:
     * there have been no changes in the affairs of Cavit Sciences, Inc. after the date of this prospectus; or
     * the information contained in this prospectus is correct after the date of this prospectus.

     Until _________, 2008, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                   PROSPECTUS

                        5,813,334 SHARES OF COMMON STOCK

                              CAVIT SCIENCES, INC.

                                __________, 2008

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     We are bearing all expenses in connection with this registration statement other than sales commissions. Estimated expenses payable by us in connection with the registration and distribution of the Common Shares registered hereby are as follows.

          SEC Registration Fee                      $180.68
          Printing Expenses                         $     *
          Legal Fees and Expenses                   $     *
          Accounting Fees and Expenses              $     *
          Blue Sky Fees and Expenses                $     *
          Transfer Agent Fees and Expenses          $     *
          Miscellaneous Expenses                    $     *
                                                    -------
          Total                                     $     *
                                                    =======

----------
* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Cavit has the authority under Section 607.0850 of the Florida Business Corporation Act ("FBCA") to indemnify its directors and officers to the extent provided for in such statute. The FBCA provides, in part, that a corporation may indemnify a director or officer or other person who was, is or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person: (1) conducted himself in good faith; (2) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     A corporation may indemnify a person under the FBCA against judgments, penalties, including excise and similar taxes, fines, settlement, unreasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     Cavit's Articles of Incorporation provide that none of its directors shall be personally liable to Cavit or its shareholders for monetary damages for an act or omission in such director's capacity as a director; provided, however, that the liability of such director is not limited to the extent that such director is found liable for (1) a breach of the director's duty of loyalty to Cavit or its shareholders, (2) an act or omission not in good faith that constitutes a breach of duty of the director to Cavit or an act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (4) an act or omission for which the liability of the director is expressly provided by an applicable statute.

     Cavit believes that these provisions will assist it in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in Cavit's Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against Cavit's directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

     Cavit's Articles of Incorporation provide that Cavit may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the FCBA.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

ITEM 15. SALES OF UNREGISTERED SECURITIES

RECENT ISSUANCES OF UNREGISTERED SECURITIES

     Since its incorporation on April 12, 2006, Cavit has issued the following securities without registration under the Securities Act of 1933:

   Number of              Aggregate           Nature of
Date of Issuance        Shares Issued     Sales Price (Value)        Transaction
----------------        -------------     -------------------        -----------
April 12, 2006             100,000             $  1,000              Director Fees
May 1, 2006                200,000             $  2,000              Director Fees
May 1, 2006                 50,000             $    500              Executive Compensation
May 12, 2006                37,500             $  3,000              Private Offering
May 24, 2006               300,000             $ 24,000              Private Offering
May 24, 2006               200,000             $ 16,000              Legal Services
May 25, 2006               150,000             $ 12,000              Private Offering
May 31, 2006             8,475,000             $145,459              Acquisition of patent
                                                                     application rights from
                                                                     then parent corporation
June 14, 2006              750,000             $ 60,000              Private Offering
June 29, 2006               55,000             $  4,400              Consulting Fees
June 30, 2006              200,000             $ 16,000              Director Fees

October 17, 2006           100,000             $  8,000              Consulting Fees
November 13, 2006          762,500             $ 61,000              Private Offering
November 13, 2006          200,000             $ 16,000              Consulting Fees
November 24, 2006          115,800             $  9,264              Transfer Agent Services
December 1, 2006           375,000             $ 30,000              Private offering
December 7, 2006           187,500             $ 15,000              Executive Compensation (CFO)
December 15, 2006          187,500             $ 15,000              Directors Fees
December 15, 2006          187,500             $ 15,000              Executive Bonus (CEO)
December 15, 2006          187,500             $ 15,000              Executive Bonus (CFO)
December 15, 2006          258,807             $ 20,705              Anti-dilution shares issued to investors
April 25, 2007             166,670             $ 15,000              Directors Fees
May 21, 2007               103,449             $ 30,000              Executive Compensation (CFO)
May 21, 2007                50,000             $ 14,500              Executive Compensation (CEO)
May 21, 2007                21,407             $  6,337              Transfer Agent Services
June 26, 2007               42,860             $ 15,000              Director Fees
June 26, 2007              109,430             $ 50,338              Anti-dilution shares issued to investors
September 20, 2007          37,500             $ 15,000              Directors Fees
October 8, 2007              2,304             $  1,382              Transfer Agent Services
October 25, 2007             8,100             $  5,265              Anti-dilution shares issued to investors
December 17, 2007        2,564,839             $205,187              Conversion of Notes
January 15, 2008         2,500,000             $500,000              Private Offering
January 15, 2008            51,953             $ 28,156              Transfer Agent Services
May 29, 2008               250,000             $100,000              Acquisition of assets

     On October 26, 2007, Cavit issued a series of Class H warrants to purchase Cavit common stock to four of its original investors in consideration for said four investors forever waiving their anti-dilution rights with respect to future issuances of Cavit common stock. The names of the Class H warrant holders, the number of shares of common stock covered by the Class H warrants, the exercise price of the Class H warrants and the term of the Class H warrants are as follows:

                          Number of
Name of Holder         Shares Covered     Exercise Price       Expiration Date
--------------         --------------     --------------       ---------------

Raymond Bazley            100,000              $.55            October 26, 2012
Cortland Fund, LLC        100,000              $.55            October 26, 2012
Margaret Smyth            100,000              $.55            October 26, 2012
Robert Hennen              13,334              $.55            October 26, 2012

     On January 11, 2008, Cavit, acting pursuant to its November 29, 2007, Agreement with Vision International Enterprises, S.A. issued a series of warrants to purchase Cavit common stock.

     While the majority of the language, terms and conditions of the various warrants are identical, the warrants differ in four areas: (i) class designation of warrants; (ii) number of shares of common stock covered by the warrants;
(iii) exercise price of the warrants and (iv) term of the warrants. The following table explains the differences in the terms of the warrants:

Class of          Number of
Warrants       Shares Covered     Exercise Price      Expiration Date
--------       --------------     --------------      ---------------

   A               125,000            $ .40           July 11, 2008
   B               125,000            $ .60           October 11, 2008
   C               125,000            $ .80           January 11, 2009
   D               175,000            $1.00           April 11, 2009
   E               175,000            $1.25           July 11, 2009
   F               175,000            $1.50           October 11, 2009
   G               175,000            $1.75           January 11, 2010
   I               250,000            $2.00           January 11, 2011
   J               175,000            $3.00           January 11, 2012

     On January 11, 2008, Cavit, acting pursuant to its November 29, 2007, Agreement with Isthmus Investments Management, S.A. issued a series of warrants to purchase Cavit common stock.

     While the majority of the language, terms and conditions of the various warrants are identical, the warrants differ in four areas: (i) class designation of warrants; (ii) number of shares of common stock covered by the warrants;
(iii) exercise price of the warrants and (iv) term of the warrants. The following table explains the differences in the terms of the warrants:

Class of          Number of
Warrants       Shares Covered     Exercise Price           Term
--------       --------------     --------------           ----
   A               125,000            $ .40           July 11, 2008
   B               125,000            $ .60           October 11, 2008
   C               125,000            $ .80           January 11, 2009
   D               175,000            $1.00           April 11, 2009
   E               175,000            $1.25           July 11, 2009
   F               175,000            $1.50           October 11, 2009
   G               175,000            $1.75           January 11, 2010
   I               250,000            $2.00           January 11, 2011
   J               175,000            $3.00           January 11, 2012

     No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

     Cavit believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons;
(b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risks of the investment; and (e) appropriate restrictive legends were placed on all stock certificates. Therefore, no registration statement needed to be in effect prior to such issuances.

ITEM 16. EXHIBITS

Exhibit No.                                 Description
-----------                                 -----------
3(i).1* Articles of Incorporation of Cavit Sciences, Inc. filed April 12, 2006, with the Secretary of State of Florida (Exhibit 3(i).1 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006)

3(i).2* Articles of Amendment to the Articles of Incorporation of Cavit Sciences, Inc. filed on June 9, 2006 with the Secretary of State of Florida (Exhibit 3(i).2 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

3(ii)*       By-Laws  of  Cavit  Sciences,   Inc.   (Exhibit  3(ii)  to  Cavit's
             Registration Statement on Form SB-2, effective with the Commission on October 16, 2006)

4.1* Common Stock Purchase Agreement dated as of May 23, 2006, by and between Cavit Sciences, Inc. and Raymond S. Bazley (Exhibit 4.1 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

4.2* Common Stock Purchase Agreement dated as of May 12, 2006, by and between Cavit Sciences, Inc. and Robert Hennen (Exhibit 4.2 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

4.3* Common Stock Purchase Agreement dated as of May 25, 2006, by and between Cavit Sciences, Inc. and Cortland Fund LLC (Exhibit 4.3 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

4.4* Common Stock Purchase Agreement dated as of June 14, 2006, by and between Cavit Sciences, Inc. and Margaret Smyth (Exhibit 4.4 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

4.5* Asset Purchase Agreement dated as of May 31, 2006, by and between Cavit Sciences, Inc. and Hard to Treat Diseases, Inc. (Exhibit 4.5 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006)

4.6* Cavit Sciences, Inc. Certificate of Common Stock (Exhibit 4.6 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006)

4.7* Management, Advisory and Support Agreement dated as of June 1, 2006, by and between Cavit Sciences, Inc. and Hard to Treat Diseases, Inc. (Exhibit 4.7 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006)

4.8* Assignment Agreement between Dr. Leland Shapiro and Cavit Sciences, Inc. dated July 7, 2006 (Exhibit 4.8 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

4.9* Cavit Sciences, Inc. Class A Warrant to Purchase Common Stock Issued on January 11, 2008, to Vision International Enterprises, S.A. (Exhibit 4.9 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008).

4.10* Schedule of Documents similar to Exhibit 4.9 that have been omitted from this Annual Report on Form 10-K (with an explanation of material details in which such omitted documents differ from
             Exhibit 4.9 to such Annual Report on Form 10-K) [Exhibit 4.10 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008].

4.11* Cavit Sciences, Inc. Class A Warrant to Purchase Common Stock Issued on January 11, 2008, to Isthmus Investments Management, S.A. [Exhibit 4.11 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008].

4.12* Schedule of Documents similar to Exhibit 4.11 that have been omitted from this Annual Report on Form 10-K (with an explanation of material details in which such omitted documents differ from
             Exhibit 4.11 to such Annual Report on Form 10-K) [Exhibit 4.12 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008].

4.13* Cavit Sciences, Inc. Class H Warrant to Purchase Common Stock Issued on October 26, 2007, to Cortland Fund, LLC [Exhibit 4.13 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008].

4.14* Schedule of Documents similar to Exhibit 4.13 that have been omitted from this Annual Report on Form 10-K (with an explanation of material details in which such omitted documents differ from
             Exhibit 4.13 to such Annual Report on Form 10-K) [Exhibit 4.14 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008].

5.1+         Opinion of David E. Wise, Esq., Attorney at Law

10.1* Employment Agreement dated May 1, 2006, between Cavit Sciences, Inc. and Colm J. King (Exhibit 10.1 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

10.2* Agreement between Cavit Sciences, Inc. and Julio De Leon dated December 1, 2006 (effective November 1, 2006) (Exhibit 10.1 to Cavit's Current Report on Form 8-K filed with the Commission on December 18, 2006).

10.3* Cavit Sciences, Inc. 2006 Employee and Consultant Stock Incentive Plan Adopted December 14, 2006 (Exhibit 99.2 to Cavit's Current Report on Form 8-K filed with the Commission on December 18, 2006).

10.4* Cavit Sciences, Inc. 2008 Employee and Consultant Stock Incentive Plan Adopted January 8, 2008 (Exhibit 4.1 to Cavit's Registration Statement on Form S-8, effective with the Commission on January 11,
             2008).

10.5* Amended Asset Purchase & Royalty Agreement between Cavit Sciences, Inc. and Daycon Investors Associates, Inc., Americare Nutritional Division, dated December 28, 2007 (Exhibit 10.1 to Cavit's Current Report on Form 8-K filed with the Commission on January 4, 2008).

10.6* Lease Agreement between Cavit Sciences, Inc. and Daycon Investors Associates, Inc., dated December 28, 2007 (Exhibit 10.2 to Cavit's Current Report on Form 8-K filed with the Commission on January 4,
             2008).

10.7* Agreement to Engage Dr. Joseph P. D'Angelo as Consultant between Cavit Sciences, Inc. and Dr. Joseph P. D'Angelo, dated December 28, 2007 (Exhibit 10.3 to Cavit's Current Report on Form 8-K filed with the Commission on January 4, 2008).

10.8* Agreement between Cavit Sciences, Inc. and Vision International Enterprises, S.A., dated November 29, 2007 (Exhibit 10.1 to Cavit's Current Report on Form 8-K filed with the Commission on November 30, 2007).

10.9* Agreement between Cavit Sciences, Inc. and Isthmus Investments Management, S.A., dated November 29, 2007 (Exhibit 10.2 to Cavit's Current Report on Form 8-K filed with the Commission on November 30, 2007).

10.10* Asset Purchase Agreement between Cavit Sciences, Inc. and Alternecare Health Products, Inc. dated May 28, 2008 (Exhibit 10.1 to Cavit's Current Report on form 8-K filed with the Commission on May 30, 2008).

11* Statement Re: Computation of Per Share Earnings (Exhibit 11 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008).

14* Code of Ethics (Exhibit 14 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

16.1* Letter from Infante & Company dated February 6, 2008 (Exhibit 16.1 to Cavit's Current Report on Form 8-K filed with the Commission on February 6, 2008).

21+          Subsidiaries

23.1+        Consent of Berkovits and Company, LLP

23.2+        Consent of David E. Wise, Esq. (contained in Exhibit 5.1)

23.3+        Consent of Infante & Company

----------
* Exhibits incorporated herein by reference. (1) File No. 000-52263. + Filed herewith.

     The exhibits are not part of the prospectus and will not be distributed with the prospectus, unless requested by the selling shareholders.

ITEM 17. UNDERTAKINGS

     The Registrant undertakes:

     1. Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     2. a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii)To include any material information with respect to the distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     3. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     5. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registrations statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 10th day of June, 2008.

                                            Cavit Sciences, Inc.


                                            By: /s/ Colm J. King
                                               ---------------------------------
                                               Colm J. King
                                               President and
                                               Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                            Title                        Date
      ---------                            -----                        ----


/s/ Colm J. King                 President                         June 10, 2008
---------------------------      Chief Executive Officer
                                 (Principal Executive Officer)
                                 Director


/s/ Matthew J. Cohen             Chief Financial Officer           June 10, 2008
---------------------------      (Principal Financial and
                                 Accounting Officer)


/s/ Raymond S. Bazley            Director                          June 10, 2008
---------------------------

                                INDEX TO EXHIBITS

Exhibit No.                                 Description
-----------                                 -----------
3(i).1* Articles of Incorporation of Cavit Sciences, Inc. filed April 12, 2006, with the Secretary of State of Florida (Exhibit 3(i).1 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006)

3(i).2* Articles of Amendment to the Articles of Incorporation of Cavit Sciences, Inc. filed on June 9, 2006 with the Secretary of State of Florida (Exhibit 3(i).2 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

3(ii)*       By-Laws  of  Cavit  Sciences,   Inc.   (Exhibit  3(ii)  to  Cavit's
             Registration Statement on Form SB-2, effective with the Commission on October 16, 2006)

4.1* Common Stock Purchase Agreement dated as of May 23, 2006, by and between Cavit Sciences, Inc. and Raymond S. Bazley (Exhibit 4.1 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

4.2* Common Stock Purchase Agreement dated as of May 12, 2006, by and between Cavit Sciences, Inc. and Robert Hennen (Exhibit 4.2 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

4.3* Common Stock Purchase Agreement dated as of May 25, 2006, by and between Cavit Sciences, Inc. and Cortland Fund LLC (Exhibit 4.3 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

4.4* Common Stock Purchase Agreement dated as of June 14, 2006, by and between Cavit Sciences, Inc. and Margaret Smyth (Exhibit 4.4 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

4.5* Asset Purchase Agreement dated as of May 31, 2006, by and between Cavit Sciences, Inc. and Hard to Treat Diseases, Inc. (Exhibit 4.5 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006)

4.6* Cavit Sciences, Inc. Certificate of Common Stock (Exhibit 4.6 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006)

4.7* Management, Advisory and Support Agreement dated as of June 1, 2006, by and between Cavit Sciences, Inc. and Hard to Treat Diseases, Inc. (Exhibit 4.7 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006)

4.8* Assignment Agreement between Dr. Leland Shapiro and Cavit Sciences, Inc. dated July 7, 2006 (Exhibit 4.8 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

4.9* Cavit Sciences, Inc. Class A Warrant to Purchase Common Stock Issued on January 11, 2008, to Vision International Enterprises, S.A. (Exhibit 4.9 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008).

4.10* Schedule of Documents similar to Exhibit 4.9 that have been omitted from this Annual Report on Form 10-K (with an explanation of material details in which such omitted documents differ from
             Exhibit 4.9 to such Annual Report on Form 10-K) [Exhibit 4.10 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008].

4.11* Cavit Sciences, Inc. Class A Warrant to Purchase Common Stock Issued on January 11, 2008, to Isthmus Investments Management, S.A. [Exhibit 4.11 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008].

4.12* Schedule of Documents similar to Exhibit 4.11 that have been omitted from this Annual Report on Form 10-K (with an explanation of material details in which such omitted documents differ from
             Exhibit 4.11 to such Annual Report on Form 10-K) [Exhibit 4.12 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008].

4.13* Cavit Sciences, Inc. Class H Warrant to Purchase Common Stock Issued on October 26, 2007, to Cortland Fund, LLC [Exhibit 4.13 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008].

4.14* Schedule of Documents similar to Exhibit 4.13 that have been omitted from this Annual Report on Form 10-K (with an explanation of material details in which such omitted documents differ from
             Exhibit 4.13 to such Annual Report on Form 10-K) [Exhibit 4.14 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008].

5.1+         Opinion of David E. Wise, Esq., Attorney at Law

10.1* Employment Agreement dated May 1, 2006, between Cavit Sciences, Inc. and Colm J. King (Exhibit 10.1 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

10.2* Agreement between Cavit Sciences, Inc. and Julio De Leon dated December 1, 2006 (effective November 1, 2006) (Exhibit 10.1 to Cavit's Current Report on Form 8-K filed with the Commission on December 18, 2006).

10.3* Cavit Sciences, Inc. 2006 Employee and Consultant Stock Incentive Plan Adopted December 14, 2006 (Exhibit 99.2 to Cavit's Current Report on Form 8-K filed with the Commission on December 18, 2006).

10.4* Cavit Sciences, Inc. 2008 Employee and Consultant Stock Incentive Plan Adopted January 8, 2008 (Exhibit 4.1 to Cavit's Registration Statement on Form S-8, effective with the Commission on January 11,
             2008).

10.5* Amended Asset Purchase & Royalty Agreement between Cavit Sciences, Inc. and Daycon Investors Associates, Inc., Americare Nutritional Division, dated December 28, 2007 (Exhibit 10.1 to Cavit's Current Report on Form 8-K filed with the Commission on January 4, 2008).

10.6* Lease Agreement between Cavit Sciences, Inc. and Daycon Investors Associates, Inc., dated December 28, 2007 (Exhibit 10.2 to Cavit's Current Report on Form 8-K filed with the Commission on January 4,
             2008).

10.7* Agreement to Engage Dr. Joseph P. D'Angelo as Consultant between Cavit Sciences, Inc. and Dr. Joseph P. D'Angelo, dated December 28, 2007 (Exhibit 10.3 to Cavit's Current Report on Form 8-K filed with the Commission on January 4, 2008).

10.8* Agreement between Cavit Sciences, Inc. and Vision International Enterprises, S.A., dated November 29, 2007 (Exhibit 10.1 to Cavit's Current Report on Form 8-K filed with the Commission on November 30, 2007).

10.9* Agreement between Cavit Sciences, Inc. and Isthmus Investments Management, S.A., dated November 29, 2007 (Exhibit 10.2 to Cavit's Current Report on Form 8-K filed with the Commission on November 30, 2007).

10.10* Asset Purchase Agreement between Cavit Sciences, Inc. and Alternecare Health Products, Inc. dated May 28, 2008 (Exhibit 10.1 to Cavit's Current Report on form 8-K filed with the Commission on May 30, 2008).

11* Statement Re: Computation of Per Share Earnings (Exhibit 11 to Cavit's Annual Report on Form 10-K filed with the Commission on April 18, 2008).

14* Code of Ethics (Exhibit 14 to Cavit's Registration Statement on Form SB-2, effective with the Commission on October 16, 2006).

16.1* Letter from Infante & Company dated February 6, 2008 (Exhibit 16.1 to Cavit's Current Report on Form 8-K filed with the Commission on February 6, 2008).

21+          Subsidiaries

23.1+        Consent of Berkovits and Company, LLP

23.2+        Consent of David E. Wise, Esq. (contained in Exhibit 5.1)

23.3+        Consent of Infante & Company

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* Exhibits incorporated herein by reference. (1) File No. 000-52263.
+ Filed herewith.